AMERICAN NATIONAL BANKSHARES INC.
628 Main Street, Danville, Virginia 24541

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Shareholders
To Be Held
May 15, 2018

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AMERICAN NATIONAL BANKSHARES INC.
628 Main Street, Danville, Virginia 24541
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 15, 2018

Notice is hereby given that the Annual Meeting of Shareholders of American National Bankshares Inc. (the “Company”) will be held as follows:

Place:    The Wednesday Club
1002 Main Street
Danville, Virginia 24541
Date:    May 15, 2018 at 9:00 a.m.

The Annual Meeting is being held for the following purposes:

1.	To elect four Class I directors of the Company to serve three-year terms expiring at the 2021 Annual Meeting.

2.	To elect one Class III director of the Company to serve a two-year term expiring at the 2020 Annual Meeting.

3.	To ratify the appointment of Yount, Hyde & Barbour P.C., independent registered public accounting firm, as auditors of the Company for the year ending December 31, 2018.

4.	To hold an advisory vote on executive compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.

5.	To approve the American National Bankshares Inc. 2018 Equity Compensation Plan.

6.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 2, 2018 are entitled to notice of and to vote at the Annual Meeting.

It is important that your shares are represented at the meeting. Accordingly, please sign, date, and mail the enclosed proxy in the enclosed postage-paid envelope, whether or not you plan to attend. If you do attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,
William W. Traynham
Secretary
April 6, 2018

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AMERICAN NATIONAL BANKSHARES INC.

_______________

PROXY STATEMENT
_______________

ANNUAL MEETING OF SHAREHOLDERS
MAY 15, 2018

INTRODUCTION

This proxy statement is furnished in conjunction with the solicitation by the Board of Directors (the “Board”) of American National Bankshares Inc. (the “Company”) of the accompanying proxy to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) and at any adjournment thereof. The meeting will be held on Tuesday, May 15, 2018, 9:00 a.m., at The Wednesday Club, 1002 Main Street, Danville, Virginia 24541, for the purposes set forth below and in the Notice of Annual Meeting of Shareholders. The date of this proxy statement is April 6, 2018 and the approximate mailing date of this proxy statement and the enclosed proxy is April 12, 2018.

Voting Rights of Shareholders

Only shareholders of record at the close of business on April 2, 2018, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on April 2, 2018, there were 8,675,029 shares of the Company’s common stock outstanding, of which 8,497,868 shares were entitled to vote at the Annual Meeting. For the reasons explained below, the number of shares entitled to vote is less than the number of shares of the Company’s common stock outstanding on such date. The Company has no other class of stock outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxy’s authority to vote on a matter will count toward a quorum but will not be included in determining the number of votes cast with respect to such matter.

Shares held by brokers or banks in street name (“broker shares”) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Ambro and Company, the nominee name that the Company’s banking subsidiary, American National Bank and Trust Company (the “Bank”), uses to register the securities it holds in a fiduciary capacity for customers, held 177,161 shares of the Company’s common stock as sole fiduciary (with no qualifying co-fiduciary having been appointed) as of April 2, 2018, which constituted 2.04% of the issued and outstanding shares of the Company’s common stock on that date. Under Virginia law, such shares cannot be voted at the Annual Meeting and are not deemed to be outstanding and entitled to vote for purposes of determining a quorum.

Voting of Broker Shares

If a beneficial owner of broker shares does not provide the broker or other nominee that holds the shares with specific voting instructions, then under applicable rules, such organization may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker or other nominee that holds such shares does not receive instructions from the beneficial owner on how to vote shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2018 (Proposal Three) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Three. The election of directors (Proposals One and Two), the advisory vote on the Company’s executive compensation (Proposal Four), and the approval of the 2018 Equity Compensation Plan (Proposal Five) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals One, Two, Four, and Five.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person, by telephone or Internet or special letter by officers and employees of the Company or the Bank, acting on a part-time basis and for no additional compensation.

PROPOSALS ONE AND TWO – ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of 14 persons. Pursuant to the Company’s Articles of Incorporation, the Board is to be divided into three classes (I, II and III), with each class as nearly equal in number as possible. The term of office for current Class I directors will expire at the Annual Meeting. Nominees to serve as Class I directors and one nominee to serve as a Class III director are set forth below. All of the nominees currently serve as directors of the Company. Continuing members of the Board of Directors also are set forth below.

Mrs. Tammy Moss Finley was appointed to the Board effective September 19, 2017. She is being nominated as a Class III director and is subject to election by the shareholders at the Annual Meeting in accordance with Virginia law. The term of office for current Class III directors will expire at the 2020 Annual Meeting, and if elected, Mrs. Finley will serve in such class for a two-year term expiring at the 2020 Annual Meeting.

The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason the persons named as nominees below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other persons as the Board of Directors may designate.

The Board of Directors recommends the nominees, as set forth below, for election. The Board of Directors recommends that shareholders vote FOR these nominees. The election of each nominee requires the affirmative vote of a plurality of the shares of the Company’s common stock cast in the election of directors.

The names of the nominees for election and the other continuing members of the Board of Directors, their principal occupations and qualifications to serve as directors, their ages as of
December 31, 2017, and certain other information with respect to such persons are as follows:

Name	Principal Occupation	Age	Director Since
Nominees for election as Class I directors to continue in office until 2021 (Proposal One)
Michael P. Haley
Retired Adviser, Fenway Partners, LLC (private equity investments), New York, NY. Retired Managing Director, Fenway Resources since June 2015. Adviser to Fenway Partners, LLC from April 2006 and Managing Director of its affiliate, Fenway Resources from March 2008, respectively, to June 2015.

Mr. Michael Haley brings high level financial expertise as a former Chief Executive Officer of a publicly traded manufacturing company and as a former adviser to a private equity firm. He also brings experience in operations and risk management and public company corporate governance. His background helps him fill the role of financial expert on the Company’s Audit Committee.
		67	2002

Charles S. Harris	Executive Vice President, Averett University, Danville, VA. Mr. Harris brings significant operational and financial management experience, including as the Director of Athletics for several universities of various sizes, both public and private. He brings diversity and a different perspective from his work with college students, the future customers for the Bank.	66	2008

Name	Principal Occupation	Age	Director Since
Franklin W. Maddux, M.D. FACP
Chief Medical Officer and Executive Vice President, Clinical and Scientific Affairs, Fresenius Medical Care North America (healthcare services), Waltham, MA. Chairman, Gamewood Technology Group, Inc. (information technology service), Danville, VA.

Dr. Maddux has significant and varied experience as a practicing physician, the chief executive of a medical clinic, the founder of an internet service provider and health information technology company and a senior executive of a large publicly traded corporation. He brings an entrepreneurial perspective, as well as risk management and strategic planning experience.
		60	2002

F. D. Hornaday, III	President and Chief Executive Officer, Knit Wear Fabrics, Inc. (circular knit manufacturer), Burlington, NC. A former director and vice chairman of MidCarolina Financial Corporation, Mr. Hornaday brings his multifaceted experience as President of a textile company, adding to the Board’s understanding of the challenges and opportunities facing manufacturing. In addition, his board service in the health industry and his former board service in the trust industry bring value to the Board.	67	2011

Name	Principal Occupation	Age	Director Since
Nominee for election as Class III director to continue in office until 2020 (Proposal Two)
Tammy Moss Finley
Executive Vice President, General Counsel and Corporate Secretary, Advance Auto Parts, Inc. (automotive aftermarket parts), Roanoke, VA since May 2016. Executive Vice President, Human Resources, General Counsel and Corporate Secretary, Advance Auto Parts, Inc. from January 2015 to May 2016. Senior Vice President, Human Resources, Advance Auto Parts, Inc. from March 2013 to January 2015. Vice President, Employment Counsel and Government Affairs, Advance Auto Parts, Inc. from March 2010 to March 2013.

Mrs. Finley brings significant legal, human resource, risk management, and public company corporate governance expertise from her multiple leadership roles at Advance Auto Parts. In addition, her close ties to the communities we serve will benefit the entire organization.

		51	2017

Directors of Class II to continue in office until 2019
Fred A. Blair	Chief Executive Officer, Blair Construction, Inc. (general contractor), Gretna, VA since May 2016. President, Blair Construction, Inc., Gretna, VA from May 1980 to May 2016. Mr. Blair brings experience as a small business owner, including his knowledge of and experience in commercial construction and development in the Company’s market areas.	71	1992

Frank C. Crist, Jr., D.D.S.	President, Brady & Crist Dentists, Inc., Lynchburg, VA. Dr. Crist brings knowledge about the Lynchburg market area where he has built a successful dental practice, as well as investments in other businesses and real estate properties in the area. He also brings his prior experience as a director and, ultimately, Chairman of the board of directors of a community bank.	72	2006

Name	Principal Occupation	Age	Director Since
Jeffrey V. Haley
President and Chief Executive Officer of the Company and the Bank since January 2013. President of the Company and President and Chief Executive Officer of the Bank from January 2012 to January 2013. Executive Vice President of the Company and President of the Bank from June 2010 to January 2012. President of Trust and Financial Services and Executive Vice President of the Bank from July 2008 to June 2010.

Mr. Jeffrey Haley brings expertise based on more than 20 years in community banking and 16 years in the retail industry. His varied operational and management responsibilities during his banking tenure enable him to contribute a uniquely relevant perspective to the Board’s deliberations.

		57	2012

John H. Love	President and Chief Executive Officer, W.E. Love & Associates, Inc. (insurance brokerage), Burlington, NC. A former director of MidCarolina Financial Corporation, Mr. Love brings an expert perspective on risk management, mitigation and governmental regulation based on his experience as President of a large commercial insurance brokerage firm.	58	2011

Ronda M. Penn	Chief Financial Officer, Plexus Capital LLC (small business investments), Raleigh, NC since September 2012. Partner, Dixon Hughes Goodman LLP (public accounting), Greensboro, NC from 2006 to September 2012. Mrs. Penn brings significant financial, accounting, internal control, investment and management expertise as a Chief Financial Officer, Certified Public Accountant and former partner with a national accounting firm. Her background helps her fill the role of financial expert on the Company's Audit Committee.	55	2015

Name	Principal Occupation	Age	Director Since
Directors of Class III to continue in office until 2020
Charles H. Majors
Chairman of the Board of Directors of the Company and the Bank since January 2015. Executive Chairman of the Company and the Bank from January 2013 to January 2015. Chairman and Chief Executive Officer of the Company and Chairman of the Bank from January 2012 to January 2013. President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank from June 2010 to January 2012. President and Chief Executive Officer of the Company and the Bank from 1994 to June 2010.

Mr. Majors brings his long tenure and experience as the Chief Executive Officer of the Company. His prior experience as a practicing corporate attorney provides significant expertise in risk management, regulatory, and legal issues.
		72	1981

Claude B. Owen, Jr.	Retired Chairman and Chief Executive Officer of DIMON Incorporated (leaf tobacco dealer), Danville, VA. Mr. Owen brings broad experience in the management and oversight of public companies, including past service as Chairman and Chief Executive Officer of a publicly traded leaf tobacco dealer and as Chairman of a publicly traded grocery wholesaler. He also has significant experience in finance, strategic planning and corporate governance, which provides the Board with a substantial resource.	72	1984

Dan M. Pleasant	Chief Operating Officer, The Dewberry Companies, Inc. (engineering, architectural and consulting), Fairfax, VA. Mr. Pleasant brings significant experience as a professional engineer working in the Company’s market areas in Virginia and North Carolina. In addition, he is the Chief Operating Officer of a large national architectural, engineering and consulting firm. He is a past chairman of the Danville Utility Commission and is currently a board member of the Virginia Economic Development Partnership.	67	2011

Name	Principal Occupation	Age	Director Since
Joel R. Shepherd	President, Virginia Home Furnishings, Inc. (furniture retailer) and 220 Self Storage, Inc. (self-storage provider), Rocky Mount, VA. A former chairman of MainStreet BankShares, Inc. and Franklin Community Bank, N.A., Mr. Shepherd brings substantial entrepreneurial, construction, finance and management skills gained through his various enterprises. He also brings banking and investment experience. He was Vice President and Portfolio Manager in the Funds Management Division of Dominion Bankshares, Inc. (acquired by First Union Corporation, now part of Wells Fargo & Company) from 1986 to 1993.	54	2015

Executive Officers

Information on the Company’s executive officers as of December 31, 2017 who are not directors is disclosed in Part I, Item 1, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which was mailed with this proxy statement.

Board Independence

The Company’s Board of Directors has determined that, except for Mr. Majors and Mr. Jeffrey Haley, each director is independent within the director independence standard of the Nasdaq Stock Market LLC (“Nasdaq”), as currently in effect, and within the Company’s director independence standards, as established and monitored by the Company’s Corporate Governance and Nominating Committee.

Michael P. Haley is not related to Jeffrey V. Haley, President and Chief Executive Officer of the Company and the Bank. In order to avoid any confusion, Michael P. Haley will be referred to as Michael Haley and Jeffrey V. Haley will be referred to as Jeffrey Haley in this proxy statement.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Michael Haley has been a director of Stanley Furniture Company, Inc. since 2003, LifePoint Health, Inc. since 2005, and Ply Gem Holdings, Inc. since 2006.

Board of Directors and Committees

Directors are expected to devote sufficient time, energy, and attention to ensure diligent performance of their duties, including attendance at board, committee, and shareholder meetings. The Board of Directors of the Company met 10 times during 2017. The non-management directors held eight executive sessions during 2017, exclusive of the Chief Executive Officer and any other management. The Chairman of the Board presides at such sessions. In accordance with the Company’s Corporate Governance Guidelines, the independent directors, exclusive of the Chairman of the Board and Chief Executive Officer, also held quarterly executive sessions during 2017. The Chairman of the Corporate Governance and Nominating Committee presides at such sessions. The Board of Directors of the Bank, which consists of all members of the Company’s Board, met 11 times during 2017.

All incumbent directors and director nominees attended at least 86% of the aggregate total number of meetings of the Company's Boards of Directors and committees on which they served in 2017. All directors attended the 2017 Annual Meeting of Shareholders.

The Boards of Directors of the Company and the Bank have established various committees, including the Audit Committee, the Capital Management Committee, the Corporate Governance and Nominating Committee, the Human Resources and Compensation Committee, and the Risk and Compliance Committee. Membership and other information on these committees are detailed below.

The Audit Committee met four times in 2017. This Committee currently consists of Mrs. Penn and Messrs. Blair, Michael Haley, Harris, and Maddux. Dr. Maddux serves as the Chairman. The Committee reviews significant audit, accounting and financial reporting principles, policies and practices; is directly responsible for engaging and monitoring the independent auditors of the Company; and provides oversight of the financial reporting and internal auditing functions. A more detailed description of the functions of this Committee is contained under the heading “Report of the Audit Committee.” All of the members of this Committee are considered independent within the meaning of Securities and Exchange Commission (“SEC”) regulations, the listing standards of Nasdaq, and the Company’s Corporate Governance Guidelines. Mr. Michael Haley and Mrs. Penn, members of the Committee, are qualified as audit committee financial experts within the meaning of SEC regulations and the Board has determined that each has accounting and related financial management expertise within the meaning of the listing standards of Nasdaq.

The Capital Management Committee met four times in 2017.  This Committee currently consists of Messrs. Michael Haley, Owen, Pleasant, and Shepherd. Mr. Pleasant serves as the Chairman. This Committee assists the Board in the following areas: market, interest rate, liquidity and investment risk; capital management; and dividend and securities related matters.

The Corporate Governance and Nominating Committee met four times in 2017. This Committee currently consists of Messrs. Crist, Hornaday, Maddux, Owen, and Shepherd. Mr. Owen serves as the Chairman. The Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also supervises the Board’s annual review of director independence, oversees the Board’s performance self-evaluation and makes recommendations to the Board of Directors regarding director compensation. All the members of this Committee are considered independent within the meaning of SEC regulations, the listing standards of Nasdaq, and the Company’s Corporate Governance Guidelines.

The Human Resources and Compensation Committee met four times in 2017. The Committee currently consists of Mrs. Penn and Messrs. Michael Haley, Love, and Pleasant. Mr. Michael Haley serves as the Chairman. This Committee is responsible for establishing and approving the compensation of executive officers of the Company, except for the compensation of the Chief Executive Officer. The compensation of the Chief Executive Officer is reviewed, discussed, and approved by the independent members of the Board of Directors, upon recommendation of the Committee. The Committee also makes recommendations to the Board of Directors regarding promotions and related personnel matters. The Committee oversees succession planning for the Chief Executive Officer and makes recommendations to the Board of Directors regarding succession. The Committee also reviews and approves the travel related expenses of the Chief Executive Officer. Reference is made to the “Compensation Discussion and Analysis” section of this proxy statement for further information on the duties and responsibilities of this Committee. No member of the Human Resources and Compensation Committee is a current officer or employee of the Company. All members of this Committee are considered independent within the meaning of SEC regulations, the standards of Nasdaq, and the Company’s Corporate Governance Guidelines.

The Risk and Compliance Committee met four times in 2017. This Committee currently consists of Messrs. Blair, Crist, Harris, and Love. Mr. Harris serves as the Chairman. The Committee reviews all aspects of regulatory compliance and significant operational risk and security related matters. These risks include, but are not limited to, credit, information security, fraud, physical security, insurance, and vendor management. The Committee also provides oversight for the Board in the following areas: review of trends affecting the loan portfolio; oversight of the loan review function and credit policy; and review of the adequacy of the allowance for loan losses. This Committee also is focused on the development and evolution of enterprise risk management oversight.

The charters of the Board Committees are available on the Company’s website, www.amnb.com. For access to the charters, select the “Investors” icon, then select “Governance Documents.”

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Director Nominations Process

The Company’s Board of Directors has adopted, as a component of its Corporate Governance Guidelines, a process related to director nominations (the “Nominations Process”). The purpose of the Nominations Process is to describe the manner by which candidates for possible inclusion in the Company’s recommended slate of director nominees are selected. The Nominations Process is administered by the Corporate Governance and Nominating Committee of the Board.

The Committee considers candidates for Board membership suggested by its members, other Board members, management, and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board may, at any time, notify the Company’s Chairman, President or any member of the Committee in writing with supporting material the shareholder considers appropriate. The Committee will consider the shareholder’s recommendation and will decide whether to recommend to the Board the nomination of any person recommended by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder proposals, as described in the “Shareholder Communications and Proposals” section of this proxy statement.

Once the Committee has identified a candidate, it makes an initial determination whether to conduct a full evaluation of the candidate based on information accompanying the recommendation and the Committee members’ knowledge of the candidate, which may be supplemented by inquiries to the person making such recommendation or to others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the candidate can satisfy the evaluation factors established in the Corporate Governance Guidelines. The Committee may seek additional information about the candidate’s background and experience. The Committee then evaluates the candidate against the criteria in the Company’s Corporate Governance Guidelines, including, but not limited to, independence, availability for time commitment, skills such as an understanding of the financial services industry, general business knowledge and experience, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee does not have a formal policy with respect to diversity on the Board. However, it considers diversity as a prerequisite for adequately representing the interests of the various stakeholders in the Company – shareholders, customers, and employees. The Committee seeks diversity in overall board composition. In the Committee’s nominee considerations, diversity is a much broader concept than just the traditional racial and gender dimensions, as it also includes education, geography, business and professional experience and expertise, and civic involvement and responsibility, especially within the Company’s market area. In connection with this evaluation process, the Committee determines whether to interview the candidate, and if warranted, one or more members of the Committee will conduct such interview. After completing the evaluation, the Committee makes a recommendation to the Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Committee.

Corporate Governance and Risk Oversight Practices

In a financial institution, the role of the Board is critical to the success or failure of the enterprise. The Board of Directors is led by the Company’s Chairman, Mr. Majors. The Chairman of the Corporate Governance and Nominating Committee, Mr. Owen, functions as the lead independent director. He chairs the Board in the absence of the Chairman and the Chief Executive Officer or when the Board’s independent directors meet in executive session. Mr. Owen is a retired Chairman and Chief Executive Officer of a publicly traded tobacco company and a former non-executive board chairman of another public company, and his background and experience prepare him well for this role. Meetings of the independent directors are held at least quarterly.

This structure has evolved incrementally over more than 20 years, during the respective tenures of Mr. Majors and Mr. Jeffrey Haley as Chief Executive Officer. In the opinion of the Board, it has served the interests of the shareholders, customers, employees and regulators well, as vouched by the Company’s consistently strong asset quality, earnings, and total return to shareholders.

The Board of Directors of a financial institution is the strategic linchpin in the risk oversight process. Financial institutions deal with credit risk, liquidity risk, interest rate risk, investment risk, operational risk, reputation risk, and regulatory risk in the day to day conduct of banking business. In order to better manage the risk oversight process, over the past few years the Board has evolved and enhanced its supervision oversight process.

As part of that evolution, there are three standing Board committees whose focus is specifically risk management and oversight: the Audit Committee, the Capital Management Committee, and the Risk and Compliance Committee. The Audit Committee is primarily concerned with financial reporting and internal control related risks. The Capital Management Committee is primarily concerned with market risk, interest rate risk, liquidity risk, investment risk, and capital management. The Risk and Compliance Committee is primarily concerned with developing an enterprise wide risk management strategy. Its focus is mainly operational, credit, and regulatory compliance risk. The Board’s Committee efforts are supplemented and supported by the Executive Risk Committee, which is comprised of members of senior management and the Chairman of the Board.

In the opinion of the Board, this structure provides for a constantly evolving and improving approach to risk management and oversight.

Board Tenure Policy
The Board of the Company has a long-standing policy for the Company and the Bank with respect to the tenure of directors. In summary, it provides for the following:

•	No director will allow himself to be nominated for reelection to the Board of the Company after reaching the age of 72;

•	No director will allow himself to be nominated for reelection to the Board of the Bank, unless at the time of such reelection he was eligible to serve as a director of the Company;

•
Any director who retires or resigns from or severs his current employment, or relocates outside the market area of the Bank, will tender his resignation. The Board may accept the resignation, delay acceptance, or decline to accept it;

•
No inside director will continue to serve as a director after his retirement, resignation or other severance of employment status. However, the Board may waive this requirement if it is deemed in the best interests of the Company or the Bank;

•	No director will be eligible for reelection if he is absent from all meetings for the 12-month period preceding the Annual Meeting of Shareholders at which such election would be held; and

•
Any former director may be elected as a Director Emeritus for a one year term, but may not serve more than three years or be elected after reaching age 75. A Director Emeritus will be entitled to attend and participate in Board meetings, but will not be eligible to vote and their presence will not be considered in the determination of a quorum.

A reference in this proxy statement to one gender, masculine or feminine, includes the other; and the singular includes the plural and vice versa unless the context otherwise requires.

SECURITY OWNERSHIP

The table below includes information on all shareholders of the Company known to management to beneficially own 5% or more of the Company’s common stock.

Name and Address of	Shares of Common Stock Beneficially Owned	Investment Power (1)			Voting Power (1)			Percent of Class
Beneficial Owner	(#) (1)	Shared	Sole	None	Shared	Sole	None	(%)

BlackRock, Inc.	592,606	—	592,606	—	—	584,324	—	6.9%
55 East 52nd Street
New York, New York 10055 (2)
____________________

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)
Other than percent of class, this information is based solely upon information as of December 31, 2017 contained in a Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on January 29, 2018 relating to the beneficial ownership of the Company’s common stock by BlackRock, Inc. and entities affiliated with BlackRock, Inc.

The following table sets forth, as of April 2, 2018, the Annual Meeting record date, the beneficial ownership of the Company’s common stock by all directors and nominees for director, all executive officers of the Company named in the Summary Compensation Table on page 28 of this proxy statement, and all current directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#) (1)			Percent of Class (%)

Fred A. Blair	20,669	(2)		*
Frank C. Crist, Jr., D.D.S.	111,141	(2)		1.28
R. Helm Dobbins	13,103	(3)		*
Tammy Moss Finley	1,172			*
Jeffrey V. Haley	52,932	(2)	(4)	*
Michael P. Haley	22,846	(5)		*
Ramsey K. Hamadi	17,609	(3)		*
Charles S. Harris	7,183			*
F. D. Hornaday, III	27,190	(2)		*
John H. Love	20,380			*
Franklin W. Maddux, M.D. FACP	17,516	(2)		*
Charles H. Majors	62,140	(2)		*
Edward C. Martin	1,601	(4)		*
Claude B. Owen, Jr.	29,637	(2)		*
Ronda M. Penn	3,729			*
Dan M. Pleasant	24,890	(5)		*
Joel R. Shepherd	70,197	(2)	(5)	*
H. Gregg Strader	15,960	(4)		*
William W. Traynham	24,811	(4)		*
All current directors and executive officers as a group (17)	513,994	(6)		5.91
___________________

*	Represents less than 1% ownership.

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(2)
Includes shares held by affiliated companies, close relatives, minor children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Blair, 218 shares; Dr. Crist, 1,054 shares; Mr. Jeffrey Haley, 914 shares; Mr. Hornaday, 2,072 shares; Dr. Maddux, 300 shares; Mr. Majors,

4,454 shares; Mr. Owen, 4,200 shares; and Mr. Shepherd,100 shares.

(3)
Mr. Dobbins retired from the Company on March 30, 2017 and Mr. Hamadi resigned from the Company on October 19, 2017. They are no longer executive officers of the Company. Accordingly, their shares are not included in the aggregate amount of shares beneficially owned by the current executive officers and directors as a group. Their holdings are as of the last day of their employment.

(4)
Includes shares of restricted stock awarded, as follows: Mr. Jeffrey Haley, 29,287 shares; Mr. Martin, 1,601 shares; Mr. Strader, 11,479 shares; and Mr. Traynham, 16,811 shares; all executive officers as a group, 59,178 shares. The shares are subject to a vesting schedule, forfeiture risk and other restrictions. These shares can be voted at the Annual Meeting.

(5)
Includes stock awards held under a nonqualified deferred compensation plan for directors, as follows: Mr. Michael Haley, 8,328 shares; Mr. Pleasant, 7,538 shares; and Mr. Shepherd, 2,761 shares. These shares cannot be voted at the Annual Meeting.

(6)	None of the individuals named in the table have pledged their shares as collateral.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Board of Directors has reviewed and discussed with the Board and management the Company’s Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, portions of which are incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission.

Respectfully submitted,

Michael P. Haley, Chairman
John H. Love
Dan M. Pleasant
Ronda M. Penn

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Executive Compensation Philosophy

The purpose of the Company’s compensation philosophy is to treat employees fairly and to pay compensation at a level commensurate with the market, given individual and Company factors and performance. The Company’s compensation programs, levels, practices, and policies are consistent with the Company’s values, culture and mission. The Company supports a pay-for-performance culture, creation of an environment where employees can succeed, and values long-standing, productive employee service.

The Human Resources and Compensation Committee of the Board of Directors ("Committee") is responsible for establishing and approving the compensation of the executive officers of the Company, except for the compensation of the Chief Executive Officer, which is approved by the independent members of the Board of Directors. The Committee considers a variety of factors and criteria in arriving at its decisions and recommendations for compensation. The Committee’s objective is to attract and retain a superb leadership team with market-competitive compensation and to align the team member’s interests with those of the Company, its customers and its shareholders. Accordingly, a significant portion of the Company’s executive officers’ compensation is directly and materially linked to operating performance. In particular, cash incentive payments and restricted stock awards are heavily dependent on meeting or exceeding Company financial performance goals as well as objective and subjective criteria related to the executive officer’s area of responsibility.

Each director who served on the Committee during 2017 qualifies as a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and is an “independent director” as such term is defined in Nasdaq Marketplace Rule 5605(a)(2).

The Committee considers the results of the shareholder advisory say-on-pay vote in its deliberations regarding compensation of the named executive officers. At the Company’s 2017 Annual Meeting, 92.6% of shareholders who voted at the meeting voted for the approval of the compensation levels and programs provided to the named executive officers. The Committee viewed the shareholder vote at the 2017 Annual Meeting as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation levels and programs. While the shareholder vote reflected support for the Company’s executive compensation, the Committee, the Board of Directors and executive management has evaluated the compensation programs each year to ensure they continue to align the interests of the executives with those of the Company’s shareholders, and continue to strengthen the linkage of pay to performance.

Role of Compensation Consultant

During 2014, the Committee retained the services of Pearl Meyer & Partners, LLC (“PM&P”), an independent executive compensation consulting firm, to provide consulting services in connection with developing the Company’s compensation philosophy and providing a competitive compensation review with respect to executive management, a larger group than the named executive officers. The compensation review encompassed (i) the development of a custom peer group consisting of community banks of comparable size in Virginia and contiguous states, publicly traded, with assets between $600 million and $4 billion; (ii) an assessment of the Company’s executive compensation as compared to market (similar executives in the peer group); (iii) a high level assessment of the Company’s performance relative to peers; and (iv) establishing a basis for discussing potential pay or other compensation changes in future periods.

The PM&P review in 2014 determined that overall cash compensation to executive management approximated the market median, but total compensation was below market because of a lack of long-term incentives and supplemental retirement benefits. Based on such information, the Board of Directors and the Committee established in 2015, for members of executive management, a formalized incentive program and the opportunity to participate in a nonqualified deferred compensation plan.    During 2015 and 2016, the Committee did not engage PM&P for any services.

During 2017, the Committee again retained the services of PM&P to provide consulting services in connection with conducting a competitive compensation review with respect to executive management. Management was not involved in the decision to use an outside consultant or the selection of PM&P in 2014 or 2017.

The compensation review encompassed (i) the development of an updated custom peer group consisting of community banks of comparable size in Virginia and contiguous states, publicly traded, with assets between $1.2 billion and $3 billion; (ii) an assessment of the Company’s executive compensation as compared to market (similar executives in the peer group); (iii) a high level assessment of the Company’s performance relative to peers; and (iv) establishing a basis for discussing potential pay or other compensation changes in future periods.

The 2017 customer peer group of comparable community banks consisted of the following institutions:

Institution Name	Ticker	State
Stock Yards Bancorp, Inc.	SYBT	KY
Atlantic Capital Bancshares, Inc.	ACBI	GA
HomeTrust Bancshares Inc.	HTBI	NC
First Community Bancshares, Inc.	FCBC	VA
WashingtonFirst Bankshares, Inc.	WFBI	VA
Summit Financial Group, Inc.	SMMF	WV
Old Line Bancshares, Inc.	OLBK	MD
Carolina Financial Corporation	CARO	SC
Farmers Capital Bank Corporation	FFKT	KY
Premier Financial Bancorp, Inc.	PFBI	WV
C&F Financial Corporation	CFFI	VA
Access National Corporation	ANCX	VA
Southern First Bancshares, Inc.	SFST	SC
The Community Financial Corporation	TCFC	MD
First United Corporation	FUNC	MD
Entegra Financial Corp.	ENFC	NC
Community Bankers Trust Corporation	ESXB	VA
National Bankshares, Inc.	NKSH	VA

The PM&P review in 2017 determined that overall base salaries provided to executive management approximated 102% of the 75th percentile and 122% of the market median. The review further determined that total direct compensation (total cash plus equity awards) approximated 88% of the 75% percentile and 106% of the market median. The Committee determined that, due to the high performance of the Company, it is desired that salaries and total compensation for the Company's executives officers should be in the range of 75% of the markets, therefore, PM&P considers current compensation levels competitive with the market. The Board of Directors and the Chief Executive Officer considered this information as part of their decision making process on current executive compensation levels.

During 2017, PM&P reported directly to the Committee. In 2017, the Corporate Governance and Nominating Committee also engaged PM&P to provide a peer comparison of director compensation. The Committee has analyzed whether the work of PM&P has raised any conflicts of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by PM&P; (ii) the amount of fees from the Company paid to PM&P as a percentage of PM&P’s total revenues; (iii) PM&P’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of PM&P or the individual compensation advisors employed by PM&P with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by PM&P or the individual compensation advisors employed by PM&P. The Committee has determined, based on its analysis of the above factors, among others, that the work of PM&P and the individual compensation advisors employed by PM&P as compensation consultants or advisors to the Company has not created any conflicts of interest.

Salary

The base salary of each executive officer named in the Summary Compensation Table (the “named executive officers”) is designed to be competitive with that of the Company’s peer banks and bank holding companies. In establishing the base salaries for the named executive officers in 2017, the Committee and Board relied upon an evaluation of each officer’s level of responsibility and performance. The Committee and the independent members of the Board of Directors also took into account the information described above that was provided by PM&P, including the peer group data. In establishing the base salary for the executive officers other than the Chief Executive Officer, the Committee also received and took into account the individual compensation recommendations of the Chief Executive Officer. In executive session, the independent directors collectively evaluated the performance of the Chief Executive Officer, especially as his performance inured to the benefit of the shareholders. The Chairman of the Committee met with the Chief Executive Officer to review the results of the evaluation after the Committee discussion. The 2017 salary of the Chief Executive Officer was ultimately reviewed, discussed, and approved by the independent members of the Board of Directors in executive session, upon recommendation of the Committee.

CEO Pay Ratio. As required by SEC regulations, the Company is providing the following information about the relationship of the annual total compensation of its median employee and the annual total compensation of its Chief Executive Officer.

For 2017, the median of the annual total compensation of all employees of the Company, excluding the Chief Executive Officer, was $49,590 and the annual total compensation of the Chief Executive Officer was $860,423 as reflected in the Summary Compensation Table on page 28. Based on this information, for 2017, the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees was 17 to 1.

To determine the median of the annual total compensation of all employees of the Company, excluding the Chief Executive Officer, the Company identified its total employee population as of December 31, 2017, which consisted of 357 employees. To identify the median employee, the Company conducted a full analysis of this employee population, without the use of statistical sampling. The median employee was determined using "total compensation" for the full year 2017. "Total compensation" consisted of gross wages which included base wages, bonus, paid time off, and overtime plus Company provided benefits. Gross wages were annualized for employees who were not employed for the full year in 2017. The Company then calculated the annual total compensation of the median employee using the same methodology used in calculating the annual total compensation of the Chief Executive Officer.

Performance Compensation and Bonus Program

For 2017, the Board of Directors and the Committee authorized compensation and incentive amounts for executive officers based on achieving certain financial and non-financial goals. Pursuant to the terms of the incentive program, the Company’s executive officers had the opportunity to earn incentive payments for 2017 performance, with the targeted payout for the Chief Executive Officer set at an amount up to $180,000 and the targeted payout for the other named executive officers set at an amount equal to 30% of their respective base salaries. For the Chief Executive Officer, the targeted incentive payment was entirely based on achievement of goals based on core earnings per share (“EPS”). For the other named executive officers, 50% of the targeted incentive payment was based on achievement of certain position specific objective goals and the other 50% was based on the achievement of certain goals based on core EPS. Incentive payments are made in a combination of cash and restricted stock grants, with the percentage mix established by the Committee in its sole discretion.

The financial target was a certain level of core net income (defined as net income, per generally accepted accounting principles, less the impact of fair value and merger related adjustments) on an EPS basis. For the Chief Executive Officer, the targeted core EPS was $1.94, which would result in a $180,000 incentive payment. The minimum threshold was $1.90 in core EPS, which would result in a $36,000 payment. The maximum threshold was $2.00 in core EPS, which would result in a $270,000 payment. For 2017, the Company's core EPS of $1.97 resulted in an incentive payment to Mr. Jeffrey Haley of $117,000 with respect to the cash component and 2,959 shares of common stock (grant date market value of $117,000) with respect to the stock component. Beginning in 2017, the cash payment and restricted stock grant under the incentive program became subject to maintenance of certain asset quality criteria, which were achieved. For 2018, the incentive program methodology will remain the same for the Chief Executive Officer, but with a different target and thresholds.

For each of the named executive officers other than the Chief Executive Officer who were employed by the Company at December 31, 2017, the targeted core EPS of $1.94 would result in a 100% incentive payment. The minimum threshold was $1.90 in core EPS, which would result in a 20% payment. The maximum threshold was $2.00 in core EPS, which would result in a 125% payment. For 2017, the Company achieved $1.97 in core EPS. Accordingly, with respect to the cash component of the incentive program, Mr. Strader received $59,160, Mr. Traynham received $47,850, and Mr. Martin received $26,100; and with respect to the stock component of the incentive program, Mr. Strader received 4,025 shares of common stock (grant date market value of $159,160), Mr. Traynham received 1,210 shares of common stock (grant date market value of $47,850), and Mr. Martin received 660 shares of common stock (grant date market value of $26,100). In 2017 and for Mr. Strader only, the Company instituted certain asset growth goals that were achieved and resulted in additional restricted shares being granted to Mr. Strader. Also in 2017, the cash payment and restricted stock grants under the incentive program became subject to maintenance of certain asset quality criteria, which were achieved. For 2018, the incentive program methodology will remain the same for these officers, but with different targets and thresholds. Mr. Dobbins, who retired from the Company on March 30, 2017, and Mr. Hamadi, who resigned from the Company on October 19, 2017, were not eligible and did not receive any compensation under the performance compensation and bonus program for 2017.

Beginning in 2015, all of the Company’s named executive officers became eligible to participate in a voluntary, nonqualified deferred compensation plan pursuant to which the officers may defer any portion of their annual cash incentive payments. The eligible executive officers for 2017 were Messrs. Jeffrey Haley, Strader and Traynham. In addition, the Company may make discretionary cash bonus contributions to the deferred compensation plan. Such contributions, if any, are made on an annual basis after the Committee assesses the performance of each of the named executive officers and the Company during the most recently completed fiscal year. The goal of the Committee is to award such discretionary bonus payments commensurate with the officer’s performance during such year. The discretionary cash bonus contributions are indicated under the “Bonus” column of the Summary Compensation Table on page 28. See also “Nonqualified Deferred Compensation” on page 33 for more information on the plan.

In the opinion of the Committee and the Board of Directors, the Company’s compensation practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company, but rather will have a positive effect on the Company.

Stock Compensation Plan

From February 2008 to February 2018, the Company maintained the 2008 Stock Incentive Plan (“2008 Plan”), which was designed to attract and retain qualified key personnel, provide employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company, and reward employees for outstanding performance and the attainment of goals. The 2008 Plan was adopted by the Board of Directors of the Company on February 19, 2008, approved by the shareholders on April 22, 2008 at the Company’s 2008 Annual Meeting and expired on February 18, 2018. The 2008 Plan provided for the granting of restricted stock awards and incentive and non-statutory options to employees and directors on a periodic basis, at the discretion of the Board or a Board designated committee. The 2008 Plan authorized the issuance of up to 500,000 shares of common stock. The 2008 Plan replaced the Company’s earlier stock option plan that expired in December 2006.

The 2008 Plan was administered by a Committee of the Board of Directors of the Company comprised of independent directors. Under the 2008 Plan, the Committee determined which employees were granted restricted stock awards and options, whether such options were incentive or non-statutory options, the number of shares subject to each option, whether such options would be exercised by delivering other shares of common stock, and when such options became exercisable. In general, the per share exercise price of an incentive stock option was required to be at least equal to the fair market value of a share of common stock on the date the option was granted. Restricted stock is granted under terms and conditions established by the Committee.

Stock options become vested and exercisable in the manner specified by the Committee. Each stock option or portion thereof is exercisable at any time on or after it vests and is exercisable until ten years after its date of grant. No stock options have been backdated or repriced. As of December 31, 2017, options for 50,985 shares are exercisable under the 2008 Plan, all of which were assumed in the MidCarolina Financial Corporation (“MidCarolina”) merger. The MidCarolina option shares will be issued from the 2008 Plan. There were no stock options awarded in 2017.

The Company from time-to-time granted shares of restricted stock under the 2008 Plan to key employees and non-employee directors.  The Company believes the awards help align the interests of these employees and directors with the interests of the shareholders of the Company by providing economic value directly related to increases in the value of the Company’s common stock.  The value of the stock awarded was based on the fair market value of the Company’s common stock at the time of the grant, which was the closing price of the stock on the Nasdaq Global Select Market on the grant date.  The Company recognizes expense, equal to the total value of such awards, proportionately over the vesting period of the stock grants.

The current grants of restricted stock do not have performance conditions that must be satisfied in order for the shares to be earned and vest 36 months after the award date. On January 16, 2018, the Company awarded an aggregate of 17,890 shares of restricted stock to the named executive officers and 23 other senior officers of the Bank.

Nonvested restricted stock for the year ended December 31, 2017 is summarized in the following table.

Restricted Stock	Shares	Weighted Average Grant Date Value
Nonvested at January 1, 2017	50,822	$23.21
Granted	14,453	$34.74
Vested	(18,774)	$24.49
Forfeited	-	-
Nonvested at December 31, 2017	46,501	$26.28

As of December 31, 2017, total unrecognized compensation cost related to nonvested restricted stock granted under the 2008 Plan amounted to $538,000.  This cost is expected to be recognized over the next 12 to 36 months.

Retirement Plan

Through December 31, 2009, the Company’s retirement plan was a non-contributory defined benefit pension plan that covered all full-time employees of the Company who were 21 years of age or older and who had at least one year of service. Advanced funding of the plan was accomplished by using the actuarial cost method known as the “collective aggregate cost method”.

The plan was closed to new participants at December 31, 2009. On that date, the Company converted the plan to a cash balance plan. Participant balances at that date reflected the net present value of the plan’s then existing obligation to the participants. Beginning January 1, 2010, participants earn income each year based on the ten year U.S. Treasury note yield established at December 31 of the prior year, subject to certain adjustments.

401(k) Employee Savings Plan

The Company sponsors a 401(k) Employee Savings Plan in which all full-time employees (age 21 and older) are eligible to participate. The Company matches 100% of employee contributions on the first 3% of earned compensation and 50% of employee contributions of the second 3% of earned compensation. Perquisites received by executive officers are not included as earned compensation under this plan. The Company’s contributions are not subject to a vesting schedule.

Perquisites

Due to the geographic size of the Company’s market area, in 2017 the Company provided the Chief Executive Officer with an automobile, and reimbursed him for the cost of fuel and maintenance for the vehicles other than the estimated amount of personal use of the vehicles. In 2018, such arrangement will continue for the Chief Executive Officer. There is no tax gross-up provided by the Company for any employee perquisites.

Other Benefit Plans

Executive officers participate in the Company’s benefit plans on the same terms as other employees. These plans include medical, dental, life, and disability insurance. The Company provides life insurance coverage equal to four times the employee’s salary for all eligible employees. Coverage in excess of $50,000 is subject to taxation paid by the employee based on Internal Revenue Service guidelines.

Executive Employment Agreements and Change in Control Arrangements

The Company recognizes that, as a publicly held financial services company, it is imperative that it maintain stability and continuity in its executive management positions. The Company also understands that the possibility of a change in control of the Company exists. In order to protect the interests of the shareholders and the Company, to promote continuity in the event of a change in control and to minimize uncertainty among executive management, the Company and its executive officers have entered into employment agreements that contain severance arrangements in connection with a change in control of the Company. All named executive officers currently have operative employment agreements except Mr. Dobbins, whose agreement terminated on March 30, 2017 due to his retirement, and Mr. Hamadi, whose agreement terminated on October 19, 2017 due to his resignation.

On March 2, 2015, the Company entered into separate employment agreements with Messrs. Jeffrey Haley, Strader and Traynham. Mr. Martin entered into his agreement on September 21, 2016 which was his hire date. Each agreement has an initial three year term that, other than with respect to Mr. Martin, extended through December 31, 2017, Mr. Martin's agreement provides for an initial three year term that extends through December 31, 2019.

Effective January 1, 2016, Mr. Jeffrey Haley's agreement renews automatically on a daily basis, so that the term of employment always has at least two years to run. Effective January 1, 2017, the agreements for Messrs. Strader and Traynham began to renew automatically on a daily basis so that the term of employment always has at least one year to run. Effective January 1, 2019, Mr. Martin's agreement will begin to renew automatically on a daily basis so that the terms of employment always have at least one year to run. Each agreement will automatically terminate on the first day of the month immediately following the month in which the officer turns 70.

The Company may give each of the named executive officers, other than Mr. Jeffrey Haley, notice of nonrenewal of such officer’s agreement at any time, and the agreement will terminate one year thereafter, but not before completion of the initial three year term. In the case of Mr. Jeffrey Haley, notice of nonrenewal may be given at any time and his agreement will terminate two years thereafter.

The agreements provide that each officer’s base salary will be reviewed annually, and that the officers will be entitled to participate in such short-term and/or long-term cash and equity incentive plans as the Company may determine.

If the Company terminates the officer’s employment for any reason other than for “Cause” or if the officer terminates his employment for “Good Reason” (each as defined in the agreement), the Company will, subject to the officer’s execution and non-revocation of a general release of claims, make a lump sum payment in an amount equal to the product of (x) the officer’s “Final Monthly Compensation” (defined in the agreement as the sum of the officer’s base salary in effect at the date of termination and the annual bonus paid or payable for the most recently completed year, divided by twelve) times (y) the number of months remaining between the date of termination and the expiration of the current employment term. The Company will also make a lump sum payment in an amount equal to the product of (x) the amount of the monthly group insurance premiums contributed by the Company for the officer’s health, dental and vision insurance coverage (exclusive of the amounts paid by the officer for such coverage) (the “COBRA Premium”) times (y) the number of months remaining between the date of termination and the expiration of the current employment term. Upon termination of employment, each officer will be subject to certain noncompetition and nonsolicitation restrictions for one year.

The employment agreements include a double-trigger severance structure in the event of a change in control. If a change in control of the Company occurs and the officer’s employment is terminated without Cause or for Good Reason within 24 months following the change in control, the following severance benefits will be paid: (i) the amount of any incentive or bonus compensation earned which has not been paid; (ii) a pro-rated bonus based on the prior year’s cash bonus amount; (iii) a lump sum payment equal to 2.99 times Mr. Jeffrey Haley’s “Final Compensation” and 2.0 times each of the other named executive officers’ “Final Compensation” (defined in the agreements as the base salary in effect at the date of termination plus the highest annual cash bonus paid or payable for the two most recently completed years); and (iv) a lump sum payment equal to the monthly COBRA Premium times 36 months in the case of Mr. Jeffrey Haley and times 24 months in the case of each of the other named executive officers.

Pursuant to the 2008 Plan, the Stock Grant and Option Committee administering the plan may provide change in control acceleration parameters under which all, or a portion, of the restricted stock will vest upon the occurrence of a change in control.

Each agreement provides that the severance payments and benefits to which the officer may be entitled in connection with a change in control will be reduced to the amount that does not trigger the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986. No reduction, however, will be made and the officer will be responsible for all excise and other taxes if his after-tax position with no cutback exceeds his after-tax position with a cutback by at least 5%.

Potential Payments upon Termination or Change in Control

If a change in control had occurred on December 31, 2017, and the named executive officers were terminated on that same date, the compensation and benefits that would be payable to each of the named executive officers under the terms of their employment agreements are identified in the following table. This hypothetical scenario would require payment of each officer’s “Final Compensation” as determined under his employment agreement, accrued bonus, and coverage under the Company’s healthcare plan through December 31, 2019. Stock awards represent the market value of restricted shares of stock that have not vested as of December 31, 2017. As Messrs. Dobbins and Hamadi were not employed by the Company on December 31, 2017, no information is provided.

Name	Final Compen-sation ($) (1)	Accrued Bonus ($)	COBRA Premium ($)	Stock Awards ($)

Jeffrey V. Haley	2,034,695	190,500	16,200	429,500
H. Gregg Strader	866,320	93,160	10,800	307,285
William W. Traynham	700,700	75,350	10,800	172,037
Edward C. Martin	502,200	26,100	10,800	26,100
______________

(1)	See “Executive Employment Agreements and Change in Control Arrangements” beginning on page 24 for the components included in “Final Compensation.”

Tax and Accounting Considerations

The Company’s practice is to expense salary, bonus and incentive compensation, and benefit costs as they are incurred for tax and accounting purposes. Salary, bonus and incentive compensation, and some benefit payments are taxable to the recipient as ordinary income. The tax and accounting treatment of the various elements of compensation is not a major factor in the Company’s decision making with respect to executive compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Company did not have any nondeductible compensation in 2017.

Security Ownership Guidelines and Hedging of Securities

Stock ownership guidance is in effect for executive officers of the Company. The Chief Executive Officer is expected to maintain stock ownership equal to at least three times his current base salary. The Executive Vice Presidents are expected to maintain stock ownership equal to at least two times their current base salary. No formal deadline has been set for compliance with the above guidelines. However, the executive officers are increasing their equity ownership in the Company as quickly as practical.

The Committee has adopted a policy which requires that any grants of restricted stock to executive officers be held by the grantee until fully vested, so long as he or she has achieved the overall ownership guidelines set by the Company. The Company does not have any policies regarding executive officers’ hedging the economic risk of ownership of the Company’s common stock.

Compensation Recovery Policy

Upon recommendation of the Committee, in June 2013, the Board of Directors approved a Compensation Recovery Policy. This policy allows the Company to recoup from an officer any portion of incentive-based compensation (cash, incentive/bonus awards and all forms of equity based compensation) as the Board deems appropriate if it is determined that such officer (either a current or former officer of the Company or the Bank) engaged in fraud, willful misconduct or violation of Company or Bank policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. Recommendations to recover any portion of incentive-based compensation will be presented to the Board by the Committee after review of all relevant facts and circumstances.

COMPENSATION TABLES

Summary Compensation Table

The following table reflects total compensation paid to or earned by all of the individuals who served as executive officers of the Company during the year ended December 31, 2017.

In accordance with SEC rules, the amounts in the columns for stock awards reflect the grant date fair market value of the stock awards. Assumptions made in the calculation of these amounts are contained in Note 12 to the Company’s audited financial statements for the year ended December 31, 2017, included in the Company’s 2017 Annual Report on Form 10-K.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incen-tive Plan Com-pen-sation ($) (3)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($) (4)	All Other Com-pen-sation ($) (5)	Total ($)

Jeffrey V. Haley	2017	488,227	73,500	104,183	117,000	50,475	27,038	860,423
President and Chief	2016	438,269	66,000	83,341	112,500	18,411	26,461	744,983
Executive Officer of	2015	390,000	58,500	53,345	75,000	730	23,881	601,456
the Company and
the Bank

H. Gregg Strader	2017	338,462	34,000	49,394	59,160	—	17,551	498,566
Executive Vice President	2016	298,269	30,000	37,302	56,250	—	15,872	437,693
and Chief Banking Officer	2015	250,000	25,000	25,012	30,000	—	12,852	342,864
of the Company and
the Bank

William W. Traynham	2017	273,539	27,500	41,408	47,850	—	25,097	415,393
Executive Vice President	2016	236,758	23,700	39,930	44,437	—	24,519	369,344
and Chief Financial	2015	230,000	23,000	37,510	29,000	—	20,956	340,466
Officer of the Company
and the Bank

Edward C. Martin (6)	2017	225,000	—	8,335	26,100	—	18,024	277,459
Executive Vice President	2016	—	—	—	—	—	—	—
and Chief Credit Officer	2015	—	—	—	—	—	—	—
of the Bank

R. Helm Dobbins (7)	2017	62,615	—	78,664	—	13,901	8,603	163,783
Executive Vice President	2016	205,792	20,600	33,341	38,625	13,202	22,364	333,924
and Chief Credit Officer	2015	200,000	20,000	28,341	25,000	4,122	14,671	292,134
of the Company and
the Bank

Ramsey K. Hamadi (8)	2017	258,923	—	—	—	—	19,162	278,085
Executive Vice President	2016	89,231	8,923	—	16,730	—	7,938	122,822
of the Company;	2015	—	—	—	—	—	—	—
Executive Vice President
and Chief Administrative
Officer of the Bank
______________

(1)
The Human Resources and Compensation Committee assessed the performance of the executive officer and the Company during the indicated year, and awarded discretionary cash bonus payments commensurate with the officer’s performance. For 2017, 2016 and 2015, the payments were made by contributions into an account established for the officer under the Company’s nonqualified deferred compensation plan for executive officers.

(2)
Amounts shown represent the aggregate full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. The assumptions made in the calculation of these amounts are contained in Note 12 to the Company’s audited financial statements for the year ended December 31, 2017, included in the Company’s 2017 Annual Report on Form

10-K.

(3)
Represents cash award for individual and Company performance under the incentive program based upon achievement of specific goals approved by the Board. Achievement of specific goals and amounts of cash awards are determined by the Human Resources and Compensation Committee and submitted to the Board for approval.

(4)
Because the pension plan was converted to a cash balance plan and frozen effective December 31, 2009, the assumptions used to determine the present value of accumulated benefit for each participant were changed so that the present value of accumulated benefit shown as of the end of that year was equal to the opening balance under the cash balance plan.  This is the same amount that would have been payable under the prior plan had the participant terminated employment and elected a lump sum payment.  There were no benefit increases for any participant attributable to the cash balance plan conversion.

(5)	Details of other compensation for each of the executive officers appear in the All Other Compensation table shown below.

(6)	Mr. Martin was appointed an executive officer of the Bank on March 30, 2017.

(7)	Mr. Dobbins retired from the Company on March 30, 2017 at which time all of his unvested stock awards vested.

(8)	Mr. Hamadi joined the Company on August 1, 2016 and resigned from the Company on October 19, 2017.

Other Compensation Table

Name	Year	Company Contribution to 401(k) Plan ($)	Other Benefits ($) (1)	Total ($)

Jeffrey V. Haley	2017	12,150	14,888	27,038
	2016	11,925	14,536	26,461
	2015	11,925	11,956	23,881

H. Gregg Strader	2017	12,150	5,401	17,551
	2016	11,925	3,947	15,872
	2015	9,069	3,783	12,852

William W. Traynham	2017	10,764	14,333	25,097
	2016	10,318	14,201	24,519
	2015	7,528	13,428	20,956

Edward C. Martin	2017	10,125	7,899	18,024
	2016	—	—	—
	2015	—	—	—

R. Helm Dobbins	2017	4,556	4,047	8,603
	2016	9,499	12,865	22,364
	2015	8,198	6,474	14,671

Ramsey K. Hamadi	2017	12,404	6,758	19,162
	2016	5,140	2,798	7,938
	2015	—	—	—

______________

(1)	Other benefits include company paid insurance premiums for all named executive officers.

Grants of Plan-Based Awards in 2017

The following table provides information on the restricted stock awards granted to the named executive officers during the year ended December 31, 2017. The amounts in the column for the grant date fair value of the stock awards reflect the grant date fair market value of the stock awards. Assumptions made in the calculation of these amounts are contained in Note 12 to the Company’s audited financial statements for the year ended December 31, 2017, included in the Company’s 2017 Annual Report on Form 10-K. There were no stock options granted in 2017.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#) (1)	Grant Date Fair Value of Stock and Option Awards ($)

Jeffrey V. Haley	1/17/2017	3,243	112,500
H. Gregg Strader	1/17/2017	1,622	56,250
William W. Traynham	1/17/2017	1,281	44,437
Edward C. Martin	-	-	-
R. Helm Dobbins	1/17/2017	1,114	38,625
Ramsey K. Hamadi	1/17/2017	483	16,730
_____________________

(1)
Restricted stock granted under the 2008 Stock Incentive Plan. The restricted stock awards vest 36 months after the date of issue. Restricted stock has no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, reduction-in-force and change in control).

Outstanding Equity Awards at Fiscal Year-End

The following table reflects the outstanding stock awards as of December 31, 2017 for the named executive officers. All restricted stock awards were granted at fair market value at the grant date and vest after 36 months. There were no stock options outstanding as of December 31, 2017.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)

Jeffrey V. Haley	12,144	312,500	—	—
H. Gregg Strader	5,728	148,125	—	—
William W. Traynham	4,837	124,187	—	—
Edward C. Martin	604	16,670	—	—
R. Helm Dobbins	—	—	—	—
Ramsey K. Hamadi	—	—	—	—

Option Exercises and Stock Vested

The following table reflects stock options exercised and shares acquired upon the vesting of restricted stock awards in 2017 by the named executive officers and the value realized on exercise and vesting. There were no stock options exercised in 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Jeffrey V. Haley	2,932	69,254
H. Gregg Strader	—	—
William W. Traynham	2,443	57,704
Edward C. Martin	302	12,639
R. Helm Dobbins (2)	5,461	200,605
Ramsey K. Hamadi	—	—
_______________________

(1)	The value realized on vesting is based on the closing price of the Company’s common stock on the date of vesting multiplied by the number of shares acquired.

(2)	Mr. Dobbins retired from the Company on March 30, 2017 at which time all of his unvested shares vested.

Pension Benefits

The following table reflects the actuarial present value of the named executive officers’ accumulated benefits under the Company’s former pension plan and the number of years of service earned and credited under the plan as of December 31, 2009, which was the final year of the plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Jeffrey V. Haley	Pension	13	299,060
H. Gregg Strader (1)	Pension	—	—
William W. Traynham (1)	Pension	—	—
Edward C. Martin (1)	Pension	—	—
R. Helm Dobbins	Pension	7	211,952
Ramsey K. Hamadi (1)	Pension	—	—
____________________

(1)
Messrs. Martin and Hamadi joined the Company in 2016, Mr. Strader in 2013 and Mr. Traynham in 2009. The pension plan was closed to new participants before the officers became eligible for any credited service or accumulated benefit under the plan.

Mr. Dobbins retired from the Company on March 30, 2017 and began receiving monthly payments in the amount of $1,120 from the pension plan as an immediate 50% joint and survivor annuity. There were no other payments made from the pension plan to any of the named executive officers during 2017.

Nonqualified Deferred Compensation

The named executive officers are entitled to participate in the American National Bank & Trust Company Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, eligible employees can defer up to 100% of base salary or annual cash bonus or both, on an annual basis. Deferral elections are made by eligible executives in December of each year for amounts to be earned in the following year. The plan is administered through the Virginia Bankers Association.

The Company has the option to make a discretionary cash bonus contribution to the account of each named executive officer on an annual basis. Such contribution, if any, is made after the Human Resources and Compensation Committee assesses the performance of the officer and the Company with respect to the most recently completed fiscal year. The Company made discretionary contributions of $135,000 in the aggregate to the plan accounts of the named executive officers in early 2018, related to the Company’s operational performance and financial results for 2017.

Amounts deferred under the plan are payable beginning on the first day of the calendar quarter following a distributable event. A distributable event includes termination of employment or normal retirement. Distributions can be received either as a lump-sum payment or in monthly or annual installments over a period of not more than 20 years.

The following table provides certain information on nonqualified deferred compensation contributions by the Company and the named executive officers, as well as earnings or losses on such compensation, with respect to the named executive officers during 2017.

Name	Executive Contributions in 2017 ($) (1)	Registrant Contributions in 2017 ($) (2)	Aggregate Earnings/ (Losses) in 2017 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2017 ($)

Jeffrey V. Haley	—	73,500	23,090	—	229,186
H. Gregg Strader	—	34,000	9,504	—	101,964
William W. Traynham	22,219	27,500	12,530	—	160,679
Edward C. Martin (3)	—	—	—	—	—
R. Helm Dobbins (4)	—	—	1,381	63,159	—
Ramsey K. Hamadi (5)	23,900	—	2,765	9,856	25,732

______________________

(1)
The amounts included in the “Executive Contributions” column represent voluntary deferrals of bonus amounts that are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 28.

(2)
The amounts in this column reflect the Company’s contributions to the nonqualified deferred compensation plan. The compensation was earned in 2017, credited to the participant’s account on January 25, 2018 and is included in the “Bonus” column of the Summary Compensation Table on page 28.

(3)	Mr. Martin was appointed an executive officer of the Bank on March 30, 2017.

(4)	Mr. Dobbins retired from the Company on March 30, 2017.

(5)	Mr. Hamadi resigned from the Company on October 19, 2017.

Director Compensation

In 2017, the Company’s Corporate Governance Guidelines include the recommendation that each director receive at least a portion of his or her compensation in restricted stock until such director owns shares of the Company’s common stock with a relative market value of at least twice the average annual compensation for directors. All directors met or exceeded such ownership guidelines, except for Mrs. Penn, who became a director in 2015, and Mrs. Finley, who became a director in 2017. Both are complying with the recommendation as quickly as possible and receiving all of their compensation in restricted stock.

During 2017, directors of the Company were eligible to receive their quarterly retainer in the form of either (i) $5,000 in cash, (ii) shares of restricted stock with a market value of $6,250, or (iii) a combination of $1,800 in cash and shares of restricted stock with a market value of $4,000. These amounts or shares were paid quarterly. The attendance fee for each committee meeting or Bank board meeting was $725 in cash or restricted stock with a market value of $900, also paid quarterly. In addition, the chairmen of the five standing board committees of the Company received annual retainers. The chairmen of the Audit Committee, Capital Management Committee, Corporate Governance and Nominating Committee, Human Resources and Compensation Committee, and Risk and Compliance Committee receive $2,400 in cash or shares of restricted stock with a market value of $3,000. In 2018, directors of the Company will receive their quarterly retainer in the form of shares of restricted stock with a market value of $7,500. All other director compensation will remain the same.

During 2012, the Board approved an unfunded, nonqualified deferred compensation plan within the meaning of Section 409A of the Internal Revenue Code. This plan grants the outside directors the option to defer cash or restricted stock compensation. Amounts deferred are credited to a bookkeeping reserve account maintained by the Company. Such reserve accounts will rise and fall with the value of the underlying restricted stock held and any dividends will be reinvested in Company stock. Amounts credited to the participant’s account will be payable in lump sum in Company stock on the first business day following the 30th day after the director’s separation of service. Three of the current outside directors elected this option for 2016 and no directors elected this option for 2017. This option is no longer available for deferral of future fees.

Effective January 1, 2018, Board policy requires the directors to maintain ownership of a minimum aggregate market value of $250,000 with respect to shares received for service on the Board. Additional shares may be sold as long as the director maintains the required minimum market value amount. Dividends paid on the shares may be reinvested or not, at the option of the director. The purpose of the stock for fees payment option is to encourage greater equity ownership in the Company and, thereby, further align the interests of each director with the interests of the shareholders at large. The Board of Directors sets the retainer and attendance fee based upon recommendation from the Corporate Governance and Nominating Committee. In making its recommendation, the Committee reviews the director compensation of peer banks and received a comparison of peer bank compensation for directors provided by PM&P. There is no tax gross-up provided by the Company for any director compensation. Non-employee directors living outside the Danville area are reimbursed for meeting-related travel and lodging expenses. Non-employee directors were excluded from the Company’s retirement plan and, therefore, do not qualify for pension benefits. Directors who are employees of the Company do not receive any director compensation.

In 2017, Mr. Majors, in his role as Chairman of the Company and the Bank, received director fees of $37,500 for the first quarter and $40,000 for each quarter thereafter. Mr. Majors devotes a significant amount of his time to Board governance, risk oversight, advisory and administrative matters, as well as maintains an active engagement with potential merger and acquisitions opportunities. The Board expects that Mr. Majors will devote approximately 50% of a full time equivalent work week to the Company’s business. He does not receive any employee compensation, restricted stock, or the other fees customarily paid to the directors. It is anticipated that Mr. Majors will continue to receive similar director fees in 2018.

The following table reflects the director compensation earned or paid during 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2) (3)	Total ($)
Fred A. Blair	—	41,200	41,200
Frank C. Crist, Jr., D.D.S.	—	40,300	40,300
Ben J. Davenport, Jr.	—	36,700	36,700
Tammy M. Finley	—	11,650	11,650
Jeffrey V. Haley (4)	—	—	—
Michael P. Haley	—	47,800	47,800
Charles S. Harris	14,600	25,000	39,600
F.D. Hornaday, III	—	42,100	42,100
John H. Love	18,800	16,000	34,800
Franklin W. Maddux, M.D.	—	43,300	43,300
Charles H. Majors	157,500	—	157,500
Claude B. Owen, Jr.	—	49,600	49,600
Ronda M. Penn	—	41,200	41,200
Dan M. Pleasant	—	45,100	45,100
Joel R. Shepherd	—	43,000	43,000
Total	190,900	482,950	673,850
____________________

(1)
Restricted stock was awarded with a market value of $6,250 for the quarterly retainer, and $900 per committee meeting or Bank board meeting, issued quarterly based on the closing price of the Company’s common stock on the first market day of the third month of the quarter. In addition, restricted stock was awarded with a market value of $3,000 for the annual retainer for the chairmen of the Audit Committee, Capital Management Committee, Corporate Governance and Nominating Committee, Human Resources and Compensation Committee, and Risk and Compliance Committee, issued annually based on the closing price of the Company’s common stock on the first market day of the sixth month of the year.

(2)
Restricted stock awarded in 2017, as follows: Mr. Blair, 1,119 shares; Dr. Crist, 1,094 shares; Mr. Davenport, 1,000 shares; Mrs. Finley, 294 shares; Mr. Michael Haley, 1,298 shares; Mr. Harris, 678 shares; Mr. Hornaday, 1,142 shares; Mr. Love, 435 shares; Dr. Maddux, 1,176 shares; Mr. Owen, 1,348 shares; Mrs. Penn, 1,119 shares; Mr. Pleasant, 1,226 shares; and Mr. Shepherd, 1,164 shares.

(3)
In accordance with SEC rules, the amounts in the column for stock awards reflect the grant date fair market value of the stock awards. Assumptions made in the calculation of these amounts are contained in Note 12 to the Company’s audited financial statements for the year ended December 31, 2017, included in the Company’s 2017 Annual Report on Form 10-K.

(4)	Mr. Jeffrey Haley, as an employee of the Company, does not receive any compensation for his service as a director.

Deferred Compensation for Current Chairman and Former Chief Executive Officer

The Bank entered into a deferred compensation agreement with Charles H. Majors, the Company’s current Chairman and former Chief Executive Officer, initially as of February 22, 1993, and most recently amended and restated as of December 31, 2008. The agreement, which was entered into in connection with Mr. Majors’ employment with the Bank, requires an annual payment of $50,000 for a period of ten years to Mr. Majors or his designated beneficiary, commencing within three months of his termination of employment or death, whichever occurs first. The amount of the payment is fixed and the funds for payment are not established in an account that allows for additional contributions or earnings growth. Mr. Majors is an unsecured creditor for the payments under this agreement. Payments under this agreement are independent of, and in addition to, those under any other plan, program, or agreement between Mr. Majors and the Company or the Bank. Mr. Majors received his first payment on July 1, 2015.

RELATED PARTY TRANSACTIONS
In the ordinary course of its business, the Bank makes loans to, accepts deposits from, and provides other banking services to, certain directors and executive officers of the Company, their associates, and members of their immediate families. Loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable loans with persons not affiliated with the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. Such loans are processed through the Bank’s normal credit approval procedures, but ultimate approval authority rests with the Board of Directors of the Bank. Rates paid on deposits and fees charged for other banking services and other terms of these transactions, are also the same as those prevailing at the time for comparable transactions with persons not affiliated with the Bank. The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with the directors, officers, principal shareholders, their associates, and members of their immediate families. Loans outstanding to such persons at December 31, 2017 and 2016 totaled $14,221,000 and $22,078,000, respectively. None of such loans have been on non-accrual status, 90 days or more past due, or restructured at any time.
From time to time the Company may also enter into other types of business transactions or arrangements for services with the Company’s directors, officers, principal shareholders or their associates. These types of transactions or services might include, among others, purchases of equipment or provision of legal services. The Company will only enter into such arrangements if it is determined that the prices or rates offered are comparable to those available to the Company from unaffiliated third parties. Management approves such transactions on a case by case basis. The Company does not have written policies or procedures with respect to such approvals. As of December 31, 2017, the Company has no such reportable transactions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (ii) the appointment, compensation, retention and oversight of the independent accountants engaged to prepare or issue an audit report on the financial statements of the Company, (iii) the soundness of the Company’s systems of internal controls regarding finance and accounting compliance, and (iv) the independence and performance of the Company’s internal audit staff. The Committee strives to provide an open avenue of communication between the Board of Directors, management, the internal auditor, and the independent accountants.

All of the members of this Committee are considered independent within the meaning of SEC regulations, the listing standards of Nasdaq, and the Company’s Corporate Governance Guidelines. Additionally, each member is considered an “independent director,” as that term is defined by Nasdaq Marketplace Rule 5605(a)(2).

Mr. Michael Haley and Mrs. Penn, members of the Committee, are qualified as audit committee financial experts within the meaning of SEC regulations and the Board has determined that each has accounting and related financial management expertise within the meaning of the listing standards of Nasdaq.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017. The Committee has discussed with Yount, Hyde and Barbour, P.C., the Company’s independent registered public accounting firm during fiscal year 2017, the matters required to be discussed by the auditing standards of the Public Company Oversight Board, including Auditing Standard No. 16, Communications with Audit Committees, regarding the conduct of the audit. The Audit Committee has also received written disclosure regarding the firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and be filed with the SEC.

The Audit Committee pre-approves all audits, audit-related, and tax services on an annual basis, and, in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

A copy of the Audit Committee charter is available on the Company’s website, www.amnb.com. For access to the charter, select the “Investors” icon, then select “Governance Documents.”

Respectfully submitted,

Fred A. Blair
Michael P. Haley
Charles S. Harris
Ronda M. Penn
Franklin W. Maddux, M.D., Chairman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company annually considers the selection of the Company’s independent public accountants. On March 9, 2018, the Audit Committee appointed Yount, Hyde and Barbour, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Yount, Hyde and Barbour, P.C. has served as the Company’s independent public accountants since May 2002.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2017 and 2016

Yount, Hyde and Barbour, P.C. audited the consolidated financial statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2017 and 2016; reviewed the Company’s quarterly reports on Form 10-Q during the years ended December 31, 2017 and 2016; and audited management’s assessment of internal control over financial reporting as of December 31, 2017 and 2016. The following table presents aggregate fees paid or to be paid by the Company and the Bank for professional services rendered by Yount, Hyde and Barbour, P.C. for the years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees	$188,950	$184,200
Audit-related Fees	5,500	5,000
Tax Fees	16,050	15,125
Total	$210,500	$204,325

Audit-related fees are for pre-approved consultation concerning financial accounting and report and preforming a Housing and Urban Development (HUD) audit. Tax fees are for the preparation of the annual consolidated federal and state income tax returns.

PROPOSAL THREE – RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Yount, Hyde and Barbour, P.C. as the Company’s independent registered public accounting firm for 2018. The services that Yount, Hyde and Barbour, P.C. will perform will consist primarily of the examination and audit of the Company’s consolidated financial statements, tax reporting assistance, and other audit and accounting matters. Representatives of Yount, Hyde and Barbour, P.C. are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders for ratification. The Company is doing so because it believes that it is a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection of Yount, Hyde & Barbour, P.C., the Audit Committee will reconsider whether to retain Yount, Hyde & Barbour, P.C., and may retain that firm or another firm without re-submitting the matter to the shareholders. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that a change would be in the Company’s best interests.

The ratification of the appointment of Yount, Hyde and Barbour, P.C. requires that the votes cast “for” exceed the number of votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Proxies solicited by the Board will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.

PROPOSAL FOUR – ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with SEC regulations, the Company is providing shareholders with an advisory (non-binding) vote on the compensation programs for the named executive officers (sometimes referred to as “say on pay”). At the Company’s 2017 Annual Meeting, shareholders voted in favor of having an advisory (non-binding) vote on executive compensation every year. Accordingly, shareholders are being asked to approve the following resolution at the Annual Meeting:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

This vote is nonbinding. The Board and the Human Resources and Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As described under the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s compensation programs are designed to treat employees fairly and to pay compensation at a level commensurate with the market, given individual and Company factors and performance. A core objective is to attract and retain a superb leadership team with market-competitive compensation and to align the team member’s interests with those of the Company, its customers and its shareholders. Accordingly, a significant portion of the Company’s executive officers’ compensation is directly and materially linked to operating performance. The Company believes that its compensation program, with its balance of short-term and long-term incentives and share ownership guidelines, rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis section and related disclosures.
The Board of Directors unanimously recommends that shareholders vote FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.

PROPOSAL FIVE – APPROVAL OF THE AMERICAN NATIONAL BANKSHARES INC. 2018 EQUITY COMPENSATION PLAN
General
The Board of Directors has adopted, subject to approval by the Company’s shareholders, the American National Bankshares Inc. 2018 Equity Compensation Plan (the “2018 Plan”). The 2018 Plan is designed to promote the interests of American National Bankshares Inc. and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, directors and consultants upon whose judgment, initiative and efforts the financial success and growth of the business of American National Bankshares Inc. largely depend.
If approved by shareholders, a total of 675,000 shares of common stock will be reserved for issuance under the 2018 Plan. The Company is asking shareholders to approve the 2018 Plan because the stock incentive plan approved by shareholders in 2008 (the “2008 Plan”) terminated on February 18, 2018. Outstanding awards under the 2008 Plan will be administered in accordance with their terms under such plan.
The material terms of the 2018 Plan are summarized below. Because this is a summary, it may not contain all the information that shareholders may consider important. In order to aid understanding of the plan, the full text of the 2018 Plan, as proposed for adoption and approval by shareholders, is provided as Appendix A to this proxy statement.

Executive Summary
The following is a summary of the key provisions of the 2018 Plan, including important features that enable the Company to maintain sound governance practices in granting awards.
Award Types: The following types of awards will be available for issuance under the 2018 Plan:
•nonstatutory and incentive stock options;
•restricted stock and other stock awards;
•restricted stock units; and
•stock appreciation rights.

Eligible Participants: All employees, directors and consultants of the Company and our subsidiaries.
Shares Reserved under the 2018 Plan: A total of 675,000 shares of the Company’s common stock are reserved for issuance under the 2018 Plan. The number of shares available for issuance under the 2018 Plan is subject to adjustment to reflect stock splits, stock dividends and similar events.
Shares Reserved under the 2018 Plan as a Percentage of Outstanding Common Stock as of December 31, 2017: 7.8%
•No Liberal Share Recycling: Under the 2018 Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with an award will not be added back (recycled) to the aggregate plan limit.
•No Dividends or Similar Distributions on Unvested Awards or Options: The 2018 Plan prohibits the payment of dividends or similar distributions on awards, whether subject to time-based or performance-based vesting, unless and until the vesting requirements have been met.
•No Discounted Stock Options: The 2018 Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Company’s common stock on the grant date.
•Protective Provisions: The 2018 Plan provides for the possible forfeiture of outstanding awards upon a participant’s termination for cause and adds provisions subjecting all awards under the plan to the terms of any recoupment or clawback required by law or government regulation (or similar policy in effect at the Company).
•Term of the Plan: No awards may be granted under the 2018 Plan after February 19, 2028, the termination date of the plan.

Equity Plan Information
The following table provides information relating to the outstanding equity awards, which consists of only stock options and restricted stock awards, at year-end for the past three years and the number of full-value awards, which consists of only restricted stock awards, granted during this three-year period.

For the Year Ended December 31,	2017	2016	2015

Stock option awards granted	—	—	—
Full value awards granted:
Restricted stock awards	14,453	29,025	19,155
Other stock awards	—	—	—
Basic weighted average shares	8,641,717	8,611,507	8,680,502
Stock option awards outstanding	50,985	58,411	67,871
Weighted average exercise price	$24.09	$24.37	$24.47
Weighted average term (in years)	0.79	1.75	2.61
Full value awards outstanding:
Restricted stock awards	46,501	50,822	41,563
Other stock awards	—	—	—
Common shares outstanding	8,650,574	8,618,051	8,622,007
Purpose
The purpose of the 2018 Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and consultants, through the use of stock and stock-based incentives and other rights that promote and recognize the financial success and growth of the Company. The Company believes that ownership of Company’s common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company depends for the successful conduct of its business, and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.
Shares Available for Issuance
Subject to approval by shareholders, the aggregate number of shares reserved for issuance under the 2018 Plan is 675,000. Of this total, all 675,000 shares may be issued pursuant to the exercise of incentive stock options. If any award granted under the 2018 Plan is canceled, forfeited or expires for any reason other than as a result of exercise, vesting or settlement, the shares associated with such award will be available for future awards under the 2018 Plan. In contrast, any shares withheld by the Company, delivered by a participant, or otherwise used to pay an option exercise price or withholding taxes associated with an award will not be available for future awards under the 2018 Plan. Further, in the event shares are withheld or delivered by a participant in connection with an option exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon exercise.

With certain limitations, the 675,000 share limit (including for incentive stock options), the terms of outstanding awards and the individual annual award limits (described below) will be adjusted by the Compensation Committee (as defined below) in an equitable and proportionate manner to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2018 Plan in the event of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization.
To date, no awards have been granted under the 2018 Plan.
Annual Limit on Awards
The maximum number of shares with respect to which awards may be granted in any calendar year to any individual other than a non-employee director will be 25,000 shares. Non-employee directors may only receive awards for a maximum number of 10,000 shares of common stock in any calendar year.
Administration
The 2018 Plan will be administered by the Human Resources and Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, a committee which is composed entirely of independent directors. The Compensation Committee will have the power to select award recipients and grant awards on terms the Compensation Committee considers appropriate. In addition, the Compensation Committee will have the authority to interpret the 2018 Plan, to adopt, amend or waive rules and regulations for the 2018 Plan’s administration, and to make all other determinations for administration of the 2018 Plan. The Compensation Committee may delegate all or part of its authority to one or more officers of the Company with respect to awards to individuals not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934. Note: define term earlier in proxy.
Eligibility
Any employee or director of, or consultant to, the Company or an affiliate (as defined below) of the Company who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a participant. For this purpose, an affiliate is a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company. The Bank is considered an affiliate of the Company. As of March 31, 2018, the Company and its affiliates employed approximately 353 individuals (of which 175 were officers) and as of such date, there were 13 non-employee directors of the Company and its affiliates.
Types of Awards
Stock Options. Stock options granted under the 2018 Plan may be incentive stock options (which meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”) and options that do not qualify as incentive stock options (“nonstatutory stock options”). A stock option entitles a recipient to purchase shares of common stock at a specified exercise price. The Compensation Committee will fix the exercise price at the time the stock option is granted, provided the exercise price cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the date of grant). On March 29, 2018, the closing price of the common stock was $37.60 per share. The exercise price may be paid (i) in cash, (ii) by delivery of previously acquired shares with an aggregate fair market value equal to the exercise price for the number of option shares being acquired, (iii) through a “net share exercise” whereby the Company withholds and retains sufficient shares issuable in connection with the stock option to cover the exercise price (other than for incentive stock options), (iv) through a “cashless exercise” procedure that enables a participant the opportunity to sell immediately some of the shares underlying the exercised portion of the stock option to generate sufficient cash to pay the exercise price, (v) or through a combination of the foregoing.
Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder of the Company).
Restricted Stock Awards. The 2018 Plan permits the grant of restricted stock awards that are subject to forfeiture until the restrictions established by the Compensation Committee lapse and the restricted shares vest. A restricted stock award is an award of common stock that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in sole discretion on the date of grant. The restrictions may lapse over a specified period of time based on continued employment or service and/or the achievement of certain performance objectives. Unless a restricted stock award agreement provides otherwise, and except as provided in the next sentence, a participant who receives a restricted stock award will have all the rights of a shareholder as to those shares, including the right to vote. No dividends on shares of restricted stock will be paid to a participant unless and until those shares vest, at which time the accrued dividends (and, if and as determined by the Compensation Committee, interest on any accrued cash dividends) will be delivered.
Restricted Stock Unit Awards. The Compensation Committee may also award restricted stock units (“RSU”) under the 2018 Plan. An RSU is an award stated with reference to a number of shares of common stock. The Compensation Committee may place such restrictions on the vesting and settlement of RSUs as the Compensation Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of certain performance objectives. The RSU may entitle the recipient to receive, upon satisfaction of the vesting conditions set forth in the RSU agreement, cash, shares of common stock or a combination of cash and shares of common stock. Holders of RSUs have no right to vote the shares represented by the units, but may be credited with cash and stock dividends paid by the Company in respect of its common stock. Any such dividends will be paid to the participant, in the form of cash or common stock with an equivalent value, if at all, on vesting and settlement of the related RSU. Subject to any exceptions authorized by the Compensation Committee, RSUs will be forfeited if the restrictions on vesting, whether time-based or performance-based, established with respect to such awards are not satisfied.
Stock Appreciation Rights. The 2018 Plan authorizes the Compensation Committee to grant stock appreciation rights (“SARs”) that entitle a participant upon exercise to receive cash, shares of common stock or a combination thereof. The amount that a participant will receive upon exercise of the SAR will equal the excess of the fair market value of a share of common stock on the date of exercise over the SAR’s exercise price, multiplied by the number of shares for which the SAR is exercised. The exercise price of a SAR may not be less than the fair market value on the date of grant. SARs will become exercisable in accordance with the terms prescribed by the Compensation Committee. SARs may be granted in tandem with an option or independently from an option grant. The exercise of SARs granted in tandem with options will terminate those options, and the exercise of the related options will cancel the tandem SARs. The term of a SAR cannot exceed 10 years from the date of grant or five years in the case of a SAR granted in tandem with an incentive stock option awards to a 10% shareholder of the Company.
Stock Awards. The Compensation Committee may grant a stock award that is fully vested and freely transferable as of the date the award is granted, subject to restrictions under applicable federal or state securities laws. A stock award may be, but is not required to be, granted in settlement of a performance-conditioned award or upon achievement of performance objectives.
Restrictions on Transfer
In general, awards granted under the 2018 Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of nonstatutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.
Change in Control Provisions
In the event of a “change in control” (as defined in the 2018 Plan), the Compensation Committee may, at the time an award is made or thereafter, take such action as it deems appropriate, in its sole discretion and without the consent of a participant, which may include, without limitation, the following actions: (i) cause any outstanding award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control; (ii) if an award is not assumed or substituted, provide for the purchase, settlement or cancellation of any award by the Company for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; or (iii) adjust outstanding awards as the Compensation Committee deems appropriate to retain the economic value of the award. Unless otherwise provided by the Compensation Committee, upon a change in control an award will be vested, earned or become exercisable to the extent provided in the applicable award agreement.
Amendment and Termination
If not sooner terminated by the Board of Directors of the Company, the 2018 Plan shall terminate on February 19, 2028. The Board of Directors may amend or terminate the 2018 Plan at any time, provided that no such amendment will be made without shareholder approval if required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the common stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Awards outstanding on the date of any such termination or amendment shall remain valid in accordance with their terms.
Summary of Federal Income Tax Consequences
The following is a general summary of the federal income tax consequences under the 2018 Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.
Nonstatutory Stock Options. The grant of a nonstatutory stock option will not result in taxable income to a participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to a participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary (as defined for purposes of the relevant tax rules) during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise. This employment period is one year prior to the date of exercise if the participant is “disabled” (as defined in the Code). The heirs of a participant are not subject to this tax rule. The difference between the fair market value of the shares on the exercise date over the exercise is taken into account for alternative minimum tax purposes.
If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant or within one year after exercise, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and the Company will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Special rules apply if a participant pays the exercise price for either type of option using shares previously owned by the participant.
Restricted Stock Awards. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. A participant may make a Section 83(b) election under the Code to be taxed as compensation income based on the fair market value at time of grant, in which case the Company will be entitled to a corresponding deduction at that time. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.
Stock Awards. Upon the grant of a stock award, a participant generally will realize ordinary income equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.
Restricted Stock Units. A participant who has been granted restricted stock units will not realize taxable income at the time of grant. Upon receipt of common stock or cash in the future pursuant to such an award, the participant will realize ordinary income equal to the then fair market value of those shares, and/or the amount of any cash received, and the Company will receive a corresponding deduction.
Stock Appreciation Rights. The grant of an SAR will not result in taxable income to a participant. Upon exercise, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income, and the Company will be allowed a corresponding deduction. Gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Benefits to Executive Officers and Directors
No new plan benefits table for the 2018 Plan is included in this document. Participation in the 2018 Plan is made at the Compensation Committee’s discretion and is based on the performance of the Company. Accordingly, future awards under the plan are not determinable at this time. See “Compensation Discussion and Analysis” on page 28 for detailed information on awards to certain executive officers under the 2008 Plan during the most recent fiscal year.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes information, as of December 31, 2017, relating to the Company’s equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by shareholders	50,985	$24.09	95,498

Equity compensation plans not approved by shareholders	—	—	—

Total	50,985	$24.09	95,498
Shareholder Vote Required
The 2018 Plan will be approved by shareholders if the votes cast in favor of the proposal exceed the votes opposing it.
The Board of Directors recommends a vote “FOR” the proposal to approve the American National Bankshares Inc. 2018 Equity Compensation Plan.

CODE OF CONDUCT

The Board of Directors has adopted a Code of Conduct, which applies to all directors and employees of the Company and the Bank. A portion of the Code of Conduct has special provisions for senior financial officers of the Company and the Bank, which apply to the Company’s Principal Executive Officer and Principal Financial Officer, as well as, the Bank’s Chief Accounting Officer or person performing similar functions for the Company and/or the Bank. The Code of Conduct for senior financial officers meets the requirements of a “code of ethics” as defined by Item 406 of the SEC’s Regulation S-K. The Code of Conduct is available on the Company’s website, www.amnb.com. Select the “Investors” icon, and then select “Governance Documents.” The Code of Conduct is reviewed and reaffirmed on an annual basis by the Board, executive officers, and all other employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Company’s directors and executive officers are required to report their beneficial ownership of Company common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC, and the Company is required to indicate in this proxy statement any failure to file by the established dates during 2017. Based upon a review of filings with the SEC and written representation that no other reports were required, the Company believes that all of its directors and executive officers were in compliance with such reporting requirements during 2017.

SEPARATE COPIES FOR BENEFICIAL OWNERS

Pursuant to SEC rules, institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner may request a separate copy of the proxy statement or annual report by writing the Company at Investor Relations, P.O. Box 191, Danville, Virginia 24543 or by telephoning 1-434-773-2220.

SHAREHOLDER COMMUNICATIONS AND PROPOSALS

Shareholders interested in communicating directly with the Corporate Governance and Nominating Committee, which is charged with handling all such communication to non-management members of the Board of Directors of the Company, may send correspondence to the Corporate Governance and Nominating Committee, P.O. Box 191, Danville, Virginia 24543.

The Corporate Governance and Nominating Committee has approved a process for handling correspondence received by the Company and addressed to non-management members of the Board. Under the process, the Assistant Secretary of the Company will forward all mail specifically addressed to a member of the Board of Directors. If correspondence is specifically addressed only to a committee, the Assistant Secretary of the Company will forward the mail to the Chairman of said committee. If any mail is received that is addressed only to “Board of Directors,” or “Non-Management Member of the Board of Directors,” said mail will be forwarded by the Assistant Secretary of the Company to the Chairman of the Board. Correspondence relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee.

To be considered for inclusion in the Company’s proxy statement relating to the 2019 Annual Meeting, shareholder proposals, including recommendations for director nominees, must be received by the Company at its principal office in Danville, Virginia, no later than December 7, 2018.

In addition to any other applicable requirements, for business to be properly brought before next year’s Annual Meeting by a shareholder, if the proposal is not to be included in the Company’s proxy statement, the Company’s bylaws provide that the shareholder must give notice in writing to the Secretary of the Company no later than February 5, 2019. As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and number of shares beneficially owned by the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.

REFERENCES TO OUR WEBSITE ADDRESS

References to the Company’s website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC rules or that of Nasdaq. These references are not intended to, and do not, incorporate the contents of the Company’s website by reference into this proxy statement or the accompanying materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2018

A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Shareholders, the proxy statement, including the proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2017, may be viewed on the Company’s website at www.amnb.com.

The Company is providing shareholders with a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, including financial statements (but not including exhibits), free of charge, with this proxy statement. Shareholders may obtain copies of exhibits to the Form 10-K by making a written request to William W. Traynham, Chief Financial Officer, American National Bankshares Inc., Post Office Box 191, Danville, Virginia 24543. Shareholders may also download copies of the Form 10-K and exhibits from the SEC website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The Audit Committee Report shall not be deemed to be filed with the SEC, nor deemed incorporated by reference into any of the Company’s prior or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporate such information by reference.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting other than those referred to herein. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors,
Charles H. Majors
Chairman

April 6, 2018

APPENDIX A
AMERICAN NATIONAL BANKSHARES INC.
2018 EQUITY COMPENSATION PLAN
1.Purpose; Eligibility.
(a)General Purpose. The purpose of the American National Bankshares Inc. 2018 Equity Compensation Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and Consultants, through the use of stock and stock-based incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company and its Affiliates depend for the successful conduct of their businesses and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.
(b)    Eligible Award Recipients. Any employee, director or Consultant of the Company or an Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or the Affiliate is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Participants and to determine for each Participant the terms, conditions and nature of an Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.
(c)    Available Awards. Awards of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Awards may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.
(d)    Date of Adoption. The Plan was adopted by the Board of Directors of the Company on February 20, 2018, subject to the approval of the Plan by the Company’s shareholders.

2.    Certain Definitions. The following terms have the meanings indicated:
(a)Act. The Securities Exchange Act of 1934, as amended.
(b)Affiliate. A corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
(c)Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate is required to withhold (not in excess of the maximum applicable statutory withholding rate) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to any Award.
(d)Award. The award of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Stock Award under the Plan.
(e)Award Agreement. Any agreement, contract, certificate or other written instrument or document (which may be in electronic form) evidencing the terms and conditions of an

Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(f)Board. The Board of Directors of the Company.
(g)Cause. With respect to any employee or Consultant: (1) if the employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause, the definition of Cause contained in the Award Agreement.
In all other cases, Cause shall mean:
(i)    Continual or deliberate neglect by the Participant in the performance of his material duties and responsibilities as established from time to time by the Company, or the Participant’s repeated failure or refusal to follow reasonable instructions or policies of the Company after being advised in writing of such failure or refusal and being given a reasonable opportunity and period (as determined by the Company) to remedy such failure or refusal;
(ii)    Conviction of, indictment for (or its procedural equivalent), entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment, or the commission of an act of embezzlement or fraud against the Company;
(iii)    Violation in any material respect of any code or standard of conduct generally applicable to employees of the Company;
(iv)    Dishonesty of the Participant with respect to the Company, or breach of a fiduciary duty owed to the Company; or
(v)    The engaging by the Participant in conduct that is reasonably likely to result, in the good faith judgment of the Company, in material injury to the Company, monetarily, reputationally or otherwise.
The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause. Notwithstanding the foregoing, with respect to any director, a determination that the director has engaged in conduct that is covered by the definition of Cause shall be made by a majority of the disinterested Board members.
(h)    Change in Control. A Change in Control shall be deemed to have occurred if any one of the conditions in paragraphs (i) - (iv) have been satisfied at any time after the Award is granted:

(i)    The acquisition by any Person (as defined below) of beneficial ownership of 30% or more of the then outstanding shares of Company Stock;

(ii)    Individuals who constitute the Board on the date this Plan is adopted (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company;

(iii)    Consummation by the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(1)    more than 50% of the then outstanding shares of common stock of the corporation resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Company in substantially the same proportions as their ownership existed in the Company immediately prior to the Reorganization; and

(2)    at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv)    The sale, transfer or assignment of all or substantially all of the assets of the Company and its Affiliates to a third party.

For purposes of this Section 2(h), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(i)Code. The Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(j)Committee. The Committee appointed by the Board of Directors to administer the Plan pursuant to Section 16 of the Plan, or if no such Committee has been appointed, the Board.
(k)Company. American National Bankshares Inc., a Virginia corporation.

(l)Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m)Consultant. A person or entity rendering consulting or advisory services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code.

(n)Date of Grant. The effective date of an Award granted by the Committee.

(o)Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(p)Fair Market Value.
(i)        If the Company Stock is listed on any established stock exchange or quoted on any established stock market system (including the OTC Bulletin Board), Fair Market Value shall be the closing price for the Common Stock on the Date of Grant (or if no sales were reported the closing price on the immediately preceding date on which the Company Stock was traded) as reported by such exchange or stock market system or such other source as the Committee deems reliable; provided, however, the Committee may elect to use the average closing price over a designated number of consecutive days to determine the Fair Market Value if the daily volume of trading in the Company Stock is not, in the sole discretion of the Committee, sufficient to be a reliable indicator of Fair Market Value.
(ii)        If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee in good faith using any reasonable application of a reasonable method and such determination shall be conclusive and binding on all persons, provided that the Fair Market Value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation §1.422-2(e)(2).
(iii)        Fair Market Value shall be determined as of the Date of Grant specified in the Award.
(iv)        The Committee reserves the right to specify in the Award agreement the appropriate method for determining Fair Market Value for purposes of recognizing any gain or deductions for tax purposes in a manner consistent with the Code in connection with the exercise or vesting of an Award.
(q)Good Reason. If the Participant is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained in the agreement. If no such agreement exists or if such agreement does not define Good Reason, the definition of Good Reason contained in the Award Agreement. In all other cases, Good Reason shall mean the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances: (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity unless any such base salary or bonus opportunity reduction is proportionate to reductions in base salaries or bonus opportunities of other similarly situated officers of the Company; or (iii) a geographical relocation of the Participant’s principal office location by more than thirty-five (35) miles).
(r)Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Section 422 of the Code.

(s)Nonstatutory Stock Option. An Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option and is so designated.
(t)Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.
(u)Participant. Any individual who is granted an Award under the Plan.
(v)    Performance Award. An Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of a performance objective. The terms and conditions of each Performance Award, including the performance objective and performance period, shall be set forth in the applicable Award Agreement with the Participant or in a subplan of the Plan which is incorporated by reference into the Award Agreement.
(w)Plan. The American National Bankshares Inc. 2018 Equity Compensation Plan.
(x)Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.
(y)Restricted Stock Unit. An Award, designated as a Restricted Stock Unit under the Plan, that represents the right to receive Company Stock and/or cash in lieu thereof upon the terms and subject to the restrictions set forth in Section 7 and which, unless otherwise expressly provided, is valued by reference to the Fair Market Value of a share of Company Stock.
(z)    Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.
(aa)    Stock Appreciation Right or SAR. An Award granted under Section 8 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the SAR that is being exercised, multiplied by the excess of (a) the Fair Market Value of a share of Company Stock on the date the SAR is exercised, over (b) the exercise price specified in the SAR.
(bb)    Stock Award. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 9.
(cc)    10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.
3.    Shares Subject to the Plan.
(a)    Subject to adjustment as provided in Section 13 of the Plan, a total of 675,000 shares of Company Stock shall be available for the grant of Awards under the Plan. Subject to adjustment as provided in Section 13, no more than an aggregate of 675,000 shares of Company Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject to disqualifying dispositions within in the meaning of Sections 421 and 422 of the Code).

(b)    Any shares of Company Stock subject to an Award that is canceled, forfeited or expires prior to exercise, vesting or settlement, either in full or in part, shall again become available for issuance under the Plan; provided that shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are tendered or withheld in payment of an Option exercise price or to satisfy any tax withholding obligation.
(c)    The maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any Participant during such calendar year shall not exceed 25,000 shares in the aggregate. If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual share limit set forth in this Section 3(c).
(d)    Notwithstanding anything in this Plan to the contrary, the maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any non-employee director of the Company shall not exceed 10,000 shares.
4.    Stock Options.
(a)Option Grant. Whenever the Committee deems it appropriate to grant Options, an Award Agreement shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. The Award Agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares. Non-employee directors and Consultants shall not be eligible to receive Incentive Stock Options.
(b)    Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.
(c)    Term. The Committee shall establish the term of each Option in the Participant’s Award Agreement. The term of an Incentive Stock Option shall not be longer than ten (10) years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five (5) years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Award Agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.
(d)    Time of Exercise.
(i)During Participant’s Employment or Service. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s Award Agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.
(ii)After Participant’s Termination of Employment or Service. The Committee shall set forth in the Participant’s Award Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (a) (i) three (3) months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one (1)

year from the Participant’s termination of employment on account of Disability or death; or (b) the expiration of the Option’s term. The Award Agreement may provide for various conditions with respect to the exercise of the Option after termination of employment, including, but not limited to, compliance with noncompetition and confidentiality covenants.
(iii)After Participant’s Death. If a Participant dies and if the Participant’s Award Agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death during the time period specified in the Award Agreement, but not later than the expiration of the Option’s term.
The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.
(e)Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and its Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.
5.    Method of Exercise of Options.
(a)    Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.
(b)    Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations and restrictions on payments with shares of Company Stock as the Committee, in its discretion, deems advisable:
(i)in cash or by check, payable to the order of the Company;
(ii)by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant for such period of time, if any, required to avoid a charge to earnings for financial accounting purposes;
(iii)by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”), for an option not intended to be an Incentive Stock Option;
(iv)by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or
(v)by any combination of the above permitted forms of payment.
(c)Delivery of Shares. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option (or equivalent book-entry share) any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s stock transfer agent) for the shares of Company Stock acquired.
(d)Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.
6.    Restricted Stock Awards.
(a)Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, an Award Agreement shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. Alternatively, the Committee may determine that the Restricted Stock shall be held by the Company rather than delivered to the Participant pending the release of the applicable restrictions. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.
(b)Restrictions on Transferability and Vesting. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and/or achievement of performance objectives. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will or may vest. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c)Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance objectives, the lapsing of such restrictions as a result of the Disability or death of the Participant, the occurrence of a Change in Control, or certain terminations of employment in connection with a Change in Control or otherwise.
(d)Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award Agreement and in the Plan. In other respects, unless otherwise provided in the Award Agreement, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon; provided that the Award Agreement shall provide that any cash dividends and stock dividends with respect to Restricted Stock shall be withheld by the Company for the Participant’s account unless and until the underlying shares of Restricted Stock vest, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. To the extent stock certificates are delivered to the Participant, the certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award Agreement.
7.    Restricted Stock Unit Awards.
(a)    Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Unit Award, an Award Agreement shall be given to the Participant stating the number of Restricted Stock Units in the Award, the Date of Grant, and the terms and conditions to which the Award is subject. No shares of Company Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such award. A Restricted Stock Unit Award may be made by the Committee in its discretion without cash consideration.
(b)    Restrictions on Vesting. The Committee may place such restrictions on the vesting and settlement of Restricted Stock Units as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of performance objectives. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock Unit will or may vest. Restricted Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.
(c)    Vesting and Settlement. The Committee shall establish as to each Restricted Stock Unit Award the terms and conditions upon which the Awards shall vest and be settled. Such terms and conditions may include, without limitation, the passage of time, the achievement of performance objectives, the lapsing of such restrictions, vesting and/or settlement as a result of the Disability, or death of the Participant, or the occurrence of a Change in Control, or certain terminations of employment in connection with a Change in Control or otherwise.

(d)    Rights of the Participant. A Participant shall have no voting rights with respect to Restricted Stock Units. At the discretion of the Committee, to the extent set forth in the Award Agreement each Restricted Stock Unit (representing one share of Company Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Company Stock. Dividends credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such accumulated dividends to the Participant upon settlement of such Restricted Stock Unit. If such Restricted Stock Unit is forfeited, the Participant shall have no right to such accumulated dividends.
(e)    Settlement. Unless otherwise provided in the Award Agreement, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Company Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares which vested multiplied by the Fair Market Value of a share on the vesting date, or a combination thereof as determined by the Committee.
8.    Stock Appreciation Rights.
(a)    Grant. Whenever the Committee deems it appropriate to grant Stock Appreciation Rights, an Award Agreement shall be given to the Participant stating the number of shares for which SARs are granted, the Date of Grant, the exercise price and terms and conditions to which the award is subject. SARs may be granted alone (“Stand-Alone SARs”) or in tandem with an Option granted under the Plan (“Tandem SARs”).
(b)    Tandem SARs. Tandem SARs may be exercised with respect to all or part of the shares of Company Stock subject to the Option in connection with which it is granted (a “Related Option”). The exercise of Tandem SARs will cause a reduction in the number of shares of Company Stock subject to the Related Option equal to the number of shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, will cause a reduction in the number of shares subject to the Tandem SAR equal to the number of shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.
(c)    Exercise. In no event shall the term of any SAR granted under the Plan exceed ten (10) years from the Date of Grant. A SAR may be exercised only when the Fair Market Value of a share exceeds either (i) the Fair Market Value per share on the Date of Grant (typically denominated as the exercise price) in the case of a Stand-Alone SAR or (ii) the exercise price of the Related Option in the case of a Tandem SAR. Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR will expire no later than the expiration of the Related Option, will be transferable only when and under the same conditions as the Related Option is transferable and will be exercisable only when the Related Option is eligible to be exercised. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee. The exercise price of a SAR may not be less than the Fair Market Value on the Date of Grant.
(d)    Payment. Upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than Applicable Withholding Tax), an amount equal to the product of multiplying (i) the number of shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per share on the date of exercise of the SAR over (B) the exercise price specified in the Award Agreement for the SAR or in the related Stock Option Award

Agreement in the case of a Tandem SAR. The Award Agreement for the SAR may provide for a payment of the SAR at the time of exercise or, on an elective or non-elective basis, for payment of the SAR at a later date, adjusted (if so provided in the Award Agreement) from the date of exercise based on an interest or other basis (including deemed investment of the SAR payment in shares of Company Stock) set forth in the Award Agreement.
(e)    Transfer. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
9.    Stock Awards. Whenever the Committee deems it appropriate to grant a Stock Award, an Award Agreement shall be given to the Participant stating the number of shares of unrestricted Company Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject, if any. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to any terms imposed by the Plan and the Committee, as soon as practicable after the Date of Grant. A Stock Award may be made by the Committee in its discretion without cash consideration and may be granted as settlement of a Performance Award.
10.    Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates or book-entry shares (or, in the case of Restricted Stock, Restricted Stock Units and Stock Awards, no stock certificates or book-entry shares free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company or the Affiliate retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.
11.    Nontransferability of Awards.
(a)General Rule. In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below, without prior written approval from the Committee.
(b)Limited Transferability. Notwithstanding the provisions of Section 10(a) and subject to federal and state securities laws, the Committee may on a case-by-case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.
12.    Duration, Amendment or Modification of the Plan.
(a)    Duration. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 19, 2028. Awards outstanding on the date of such termination shall remain valid in accordance with their terms.
(b)    Amendment and Modification. The Board may at any time terminate, suspend, amend or modify the Plan. Any such amendment or modification may be without shareholder approval, except to the extent that such shareholder approval is required by the Code, pursuant to the rules under Section 16 of the Act, by any national securities exchange or system on which shares of Company Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Awards outstanding on the date of such action shall remain valid in accordance with their terms.
(c)    Amendments to Awards. Subject to the terms and provisions and within the limitations of the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any outstanding Award on either a prospective or retroactive basis; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or other holder of an outstanding Award shall not be effective without the consent of the affected Participant or holder.
13.    Change in Capital Structure.
(a)    Effect of Change in Capital Structure. In the event of changes in the outstanding shares of Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization occurring after the Date of Grant of any Award, the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), including the per Participant maximums provided for in Section 3, the exercise price of Options and SARs, and other relevant provisions shall be equitably adjusted by the Committee as to the number, price or kind of consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.
(b)    Authority. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.
14.    Termination of Employment. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the termination of employment of a Participant, and may provide such terms and conditions in the Award Agreement or in such rules and policies as it may prescribe. If the terms of an Award provide that the Award will be exercisable, or become vested, or that payment will be made thereunder only if the Participant completes a stated period of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
15.    Change in Control.
(a)    Effect of a Change in Control of the Company. In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, may take such actions with respect to any outstanding Award, either at the time the Award is made or any time thereafter, as the Committee deems appropriate, including the following:
(i)    Cause any such Award then outstanding to be assumed, or new rights substituted for the Award, by the acquiring or surviving corporation in such Change in Control, or if such Awards are not assumed or substituted for new Awards, provide for the purchase, settlement or cancellation of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable; and
(ii)     Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award.
(b)    Acceleration Principles in the Event of a Change in Control. Each outstanding Award shall be vested, earned or become exercisable to the extent provided in the applicable Award Agreement upon or in connection with a Change in Control.
(c)    Successors. The obligations of the Company under the Plan and any Award Agreements shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
16.    Administration of the Plan.
(a)    The Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist of “independent” directors for purposes of any relevant stock exchange listing standards. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards, and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Date of Grant, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Except as required for compliance with the performance-based compensation exception under Code Section 162(m) with respect to settlement or administration of a grandfathered award under that exception, any authority granted to the Committee may also be exercised by the full Board.
(b)    Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine: (i) which eligible persons shall receive an Award and the nature of the Award; (ii) the number of shares of Company Stock to be covered by each Award; (iii)

whether Options shall be Incentive Stock Options or Nonstatutory Stock Options; (iv) the Fair Market Value of Company Stock; (v) the time or times when an Award shall be granted; (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested; (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse; (viii) whether a Change in Control has occurred; (ix) factors relevant to the lapse of restrictions, vesting, exercise and settlement of Awards; (x) when Options may be exercised; (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes; (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted; (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan; (xiv) whether to accelerate vesting of an Award; and (xv) any additional requirements relating to Awards that the Committee deems appropriate.
(c)    Action by the Committee. The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award Agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award Agreement. The interpretation and construction of any provisions of the Plan or an Award Agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
(d)    Delegation. The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Act and (ii) that are not intended to qualify as “performance-based compensation” for purposes for Code Section 162(m). The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
17.    Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.
18.    Section 409A. This Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and Treasury Regulations thereunder (“Section 409A”), and the Plan’s terms and the terms of any Award Agreement shall be administered and construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.
Notwithstanding any provision of this Plan or an Award Agreement to the contrary, to the extent that any payment is subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six (6) months and one day following the Participant’s separation from service or (2) the date of the Participant’s death.
19.    Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.
20.    Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement (including but not limited to Section 954 of the Dodd-Frank Act), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement). This section shall not limit the Company’s right to revoke or cancel an Award or take other action against a Participant for any other reason, including, but not limited to, misconduct.
21.    Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.
22.    Banking, Statutory and Regulatory Provisions. The Plan and all Awards granted under the Plan shall be subject to any condition, limitation, or prohibition under any Virginia or federal statutory or regulatory policy or rule to which the Company or an Affiliate is subject.
23.    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an employee with or without notice and with or without Cause, (ii) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of Virginia in the case of the Company or the corporate law of the jurisdiction in which an Affiliate is incorporated, as the case may be, or (iii) the service of a Consultant for any reason at any time. Further, the grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration or to make further grants to the employee at any time thereafter.
24.    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
25.    Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
26.    Non-Uniform Treatment. The Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
27.    Beneficiary Designation. A Participant may designate a beneficiary to receive any Options that may be exercised after death or to receive any other Award that may be paid after his death, as provided for in the Award Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated beneficiary dies prior to the Participant, or in the event that no beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.
28.    Creditors. The interests of any Participant under the Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
29.    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

PROXY
This Proxy Is Solicited On Behalf Of The Board Of Directors
American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541
ANNUAL MEETING OF SHAREHOLDERS
May 15, 2018, 9:00 A.M.

The undersigned hereby appoints Claude B. Owen, Jr., Dan M. Pleasant or Joel R. Shepherd, any of whom may act, as my attorney(s), with full power of substitution, to vote all the Common Stock of the Company, standing in my name on its books at the close of business on April 2, 2018, at the Annual Meeting of Shareholders to be held May 15, 2018, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as instructed below.

The Board of Directors recommends a vote FOR all the nominees listed in Proposals 1 and 2, and a vote FOR Proposals 3, 4 and 5.

1. ELECTION OF DIRECTORS OF CLASS I TO SERVE UNTIL THE 2021 ANNUAL MEETING

_____FOR all nominees listed ____    WITHHOLD AUTHORITY FROM
    below (except as marked         a vote for all nominees
    to the contrary below)     listed below

Michael P. Haley
Charles S. Harris
Franklin W. Maddux
F. D. Hornaday, III

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.)

2. ELECTION OF DIRECTOR OF CLASS III TO SERVE UNTIL THE 2020 ANNUAL MEETING

_____FOR the nominee listed _____    WITHHOLD AUTHORITY FROM
    below         a vote for the nominee
        listed below

Tammy Moss Finley

3. TO RATIFY THE SELECTION OF YOUNT, HYDE & BARBOUR P.C., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2018

_____    FOR             _____    AGAINST             _____    ABSTAIN

4. ADVISORY VOTE ON EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT

_____    FOR             _____    AGAINST             _____    ABSTAIN

5. TO APPROVE THE AMERICAN NATIONAL BANKSHARES INC. 2018 EQUITY COMPENSATION PLAN

_____    FOR             _____    AGAINST             _____    ABSTAIN

6. Any other business which may properly be brought before the meeting or any adjournment thereof.

The Common Stock represented by this Proxy will be voted as specified; however, as to any matter where no choice is specified, the Proxy will be voted FOR all the nominees listed in Proposals 1 and 2, and FOR Proposals 3, 4 and 5.

ALL SHAREHOLDERS LISTED ON THIS PROXY SHOULD SIGN.

If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of management. This Proxy may be revoked at any time before it is voted. The undersigned may attend the Annual Meeting, revoke this Proxy and vote in person.

Date:____________________________, 2018

___________________________________

___________________________________
____________________________________
Signature of Shareholder(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Please sign exactly as name appears on this Proxy.

A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Shareholders, the Proxy Statement, including the Proxy Card, and the Annual Report on Form 10-K for the year ended December 31, 2017, may be viewed on the Company’s website at www.amnb.com.